UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-1/A

Amendment # 5

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

POWIN CORPORATION

(Exact Name of Registrant in its Charter)

NEVADA	3990	87-0455378
(State of Incorporation)	(Primary Standard Classification Code)	(IRS Employer ID No.)

6975 SW Sandburg Road, Ste. 326

Tigard, OR 97223

T: (503) 598-6659

(Address and Telephone Number of Registrant’s Principal

Executive Offices and Principal Place of Business)

Joseph Lu

6975 SW Sandburg Road, Ste. 326

Tigard, OR 97223

T: (503) 598-6659

 (Name, Address and Telephone Number of Agent for Service)

Copies of communications to:

VINCENT & REES, L.C.

Attn: David M. Rees

175 South Main, 15th Floor

Salt Lake City, Utah 84111

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering  ☐

i

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐

Accelerated filer  ☐

Non-accelerated filer  ☐

Smaller Reporting Company  ☑

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock	30,091,869	$0.10	$3,009,186.90	$167.08
Total	30,091,869	$0.10	$3,009,186.90	$167.08

The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock is not traded and any national exchange and in accordance with Rule 457, the offering price was determined by factors such as the lack of liquidity (since there is no present market for Powin stock) and the high level of risk inherent in this sort of offering. The selling shareholders may sell shares of our common stock at a fixed price of $0.10 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (“FINRA”), which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

ii

The information in this prospectus is not complete and may be changed. The Selling Security Holders may not sell these securities until after the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED February __, 2010

Prospectus

30,091,869 shares

POWIN CORPORATION

Common Stock

This prospectus relates to the offer for sale of up to 19,060,111 of our common stock and the shares underlying the two classes of 5,515,879 warrants respectively to purchase shares of our common stock by certain existing holders of the securities, referred to as Selling Security Holders throughout this document. The total number of shares registered in this prospectus is 30,091,869.  It should be clarified that this registration statement covers the resale by the selling stockholders of common stock issuable upon the exercise of warrants.  Additionally, there are two classes of warrants, “A” and “B”, both of which have 5, 515,879 shares of common stock in both classes. We will not receive any of the proceeds of this offering.

We anticipate applying for trading of our common stock on the over-the-counter (OTC) Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. We have not yet engaged a market maker to assist us to apply for quotation on the OTC Bulletin Board and we are not able to determine the length of time that such application process will take. Such time frame is dependent on comments we receive, if any, from the NASD regarding our Form 211 application.

There is currently no market for our shares of common stock. There can be no assurance that a market for our common stock will be established or that, if established, such market will be sustained. Therefore, purchasers of our shares registered hereunder may be unable to sell their securities, because there may not be a public market for our securities. As a result, you may find it more difficult to dispose of, or obtain accurate quotes of our common stock. Any purchaser of our securities should be in a financial position to bear the risks of losing their entire investment.

The Selling Security Holders will sell the shares from time to time through independent brokerage firms in the over-the-counter market at $0.10 per share, until the shares are quoted on the OTC Bulletin Board, in which case the shares will be sold at market prices prevailing at the time of sale.

Investing in our stock involves substantial risks. See “Risk Factors” beginning on page 5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Date of This Prospectus is: February __, 2010

TABLE OF CONTENTS

PROSPECTUS SUMMARY

3

RISK FACTORS

5

FORWARD LOOKING STATEMENTS

14

USE OF PROCEEDS

14

DIVIDEND POLICY

15

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

15

DILUTION

15

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS                                                                                                         16

BUSINESS AND RECENT DEVELOPMENTS

20

DESCRIPTION OF PROPERTY

27

MANAGEMENT

27

EXECUTIVE COMPENSATION

30

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

31

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

32

SELLING SHAREHOLDERS

32

DESCRIPTION OF SECURITIES

35

SHARES ELIGIBLE FOR FUTURE SALE

37

PLAN OF DISTRIBUTION

38

LEGAL PROCEEDINGS

39

INTERESTS OF NAMED EXPERTS AND COUNSEL

39

TRANSFER AGENT

40

AVAILABLE INFORMATION

40

FINANCIAL STATEMENTS

41

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. The Selling Security Holders are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus

PROSPECTUS SUMMARY

This summary highlights some information from this prospectus, and it may not contain all of the information that is important to you. You should read the following summary together with the more detailed information regarding our company and the common stock being sold in this offering, including “Risk Factors” and our consolidated financial statements and related notes, included elsewhere in, or incorporated by reference into, this prospectus.

ABOUT OUR COMPANY

Except as otherwise indicated by the context, references in this report to "POWIN" "we," "us," or "our," "Successor" and the "Company" are references to the combined business of Powin Corporation and its wholly-owned subsidiaries.

Overview

The Company was originally named Powin Corporation and was formed as an Oregon corporation on November 15, 1990 by Joseph Lu, a Chinese-American. Since its incorporation, Powin has grown into a large international distribution company. The Company utilizes six plants on two continents and the Company provides distribution support for companies throughout the United States.  More than 2,000 products and parts are produced by Powin on a regular basis.

Powin is a distributor of original equipment manufacturer (“OEM”) products which are made in plants located in The People’s Republic of China, helps coordinate the manufacturing process and the shipment of goods through its distribution channels but does not own the manufacturing facilities in China and only facilitates the distribution and sale of products from the six plants on two continents that it has a relationship with.  Products include gun safes, outdoor cooking products, fitness and recreational equipment, truck parts, furniture and cabinets, plastic products and small electrical appliances.  Powin also manufacturers metal products in Tualatin, Oregon through its wholly-owned subsidiary, QBF, Inc.

The Merger

On July 8, 2008 Powin’s shareholder approved an agreement with Exact Identification Corporation whereby it was agreed that the Company would merge with and into Exact Identification Corporation (the “Merger”) in order to combine efforts and maximize company growth.  July 8, 2008 is the official date the reverse recapitalization was consummated.  The Articles of Merger were filed with the State of Nevada on August 21, 2008.  As a result of this transaction, the Company has merged with and into Exact Identification Corporation.  A name change was also filed in connection with the Articles of Merger on August 21, 2008, and the combined entity is now referred to as “Powin Corporation.”  Immediately prior to the Merger, Exact underwent a 1:25 reverse stock split, bringing the number of shares outstanding in Exact to 5,223,027.  Pursuant to the Merger, Joseph Lu (the sole shareholder of Powin prior to the Merger) received 150,000,000 shares of the Company’s common stock in exchange for 1,000 shares of Powin’s no-par value stock.  The combination of Exact ID and Powin was classified for accounting purposes as a reverse merger with Powin acting as the acquirer.  Then Powin merged into Exact ID and Exact’s shares were then retained by Joseph Lu as consideration for the merger.

About Exact Identification Corporation

Exact Identification Corporation (“Exact”) was previously listed and traded on the OTC Bulletin Board under the symbol “EXCT”, although its registration was revoked in May 2008 due to delinquent filings.

Immediately prior to the Merger, Exact had no operations.

The corporation was originally incorporated in Nevada on February 11, 1985 as “Global Technology Limited (a wholly-owned subsidiary of XimberLey Corporation).  The name of the corporation was amended to “Advanced Precision Technology, Inc.” on April 11, 1988 pursuant to a plan of reorganization approved by the stockholders of XimberLey Corporation (a Utah corporation) into Advanced Precision Technology, Inc. (a Nevada corporation) with the surviving entity being Advanced Precision Technology, Inc.  The name of the corporation was again changed on December 1, 1992 to “UV Color Corporation” pending the approval and completion of a new plan of reorganization.  The plan was not completed and the name was changed back to “Advanced Precision Technology, Inc.” on July 9, 1994.  On April 10, 2002, the Company’s name was changed to “Exact Identification Corporation” through an Amendment to the Articles of Incorporation.

Company Information

Through its relationships in China, Powin arranges the manufacturing and manufacturing support for a variety of products designed and sold in the U.S. and throughout the world.  Some of the products manufactured and supported by Powin include gun safes, outdoor cooking products, fitness and recreational equipment, truck parts, furniture and cabinets, plastic products and small electrical appliances. The Company works closely with the designers, inventors and marketers of the products to produce and distribute the products.  A more in-depth description of the process and the individual categories of products manufactured by Powin can be found on page 25.

Business Strategies

Powin’s business strategies are described in greater detail on page 26.

Industry Summary

A summary of the industry can be found on page 26 of this Prospectus.

Competitive Strengths within the Industry

Powin’s Competitive Strengths within the Industry are described in greater detail on page 27.

Growth Strategy

Powin’s Growth Strategy can be described in greater detail on page 27.

Company Organization

The following chart depicts our corporate structure from a legal standpoint:

Use of Certain Defined Terms and Treatment of Stock Split

Except as otherwise indicated by the context, references in this report to:

•	"POWIN" "we," "us," or "our," "Successor" and the "Company" are references to the combined business of Powin Corporation and its wholly-owned subsidiaries.
•	Securities Act” are references to the Securities Act of 1933, as amended and references to “Exchange Act” are references to the Securities Exchange Act of 1934, as amended

The Merger between the Company and Exact Identification Corporation on July 8, 2008, increased the authorized capital of Exact to 600,000,000 shares of common voting stock at .001 cent par value, and also effectuated a reverse split of the 136,127,475 then-current  outstanding shares of Exact on a one for twenty-five basis, (wherein twenty-five shares of Exact’s  then-current outstanding stock were exchanged for one share of the newly-combined Company’s stock plus warrants as set forth in the “Acquisition Agreement.”)  Exact acquired all of the outstanding stock of Powin Corporation (1,000 shares of no-par value stock) and the sole shareholder of Powin corporation was issued one hundred fifty million shares (150,000,000) of investment common voting stock of Exact, making the former Powin stockholder the majority shareholder with 96.5% of the outstanding common stock of Exact Identification.  The other 3.5% are original shareholders in Exact Identification.

Commission’s Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions of its Certificate of Incorporation, By-Laws, the General Corporation Law of the State of Nevada or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Where You Can Find Us

Our corporate headquarters are located at 6975 SW Sandburg Road, Ste. 326, Tigard, OR 97223. Our telephone number is (503) 598-6659.

RISK FACTORS

The following risk factors should be considered carefully in addition to the other information contained in this report. This report contains forward-looking statements. Forward-looking statements relate to future events or our future financial performance. We generally identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words. These statements are only predictions. The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties and other factors that may cause our customers’ or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements, to differ. “Risk Factors,” “Management’s Discussion and Analysis” and “Business,” as well as other sections in this report, discuss some of the factors that could contribute to these differences.

The forward-looking statements made in this report relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events

An investment in our common stock is highly speculative and involves a high degree of risk. Therefore, you should consider all of the risk factors discussed below, as well as the other information contained in this document. You should not invest in our common stock unless you can afford to lose your entire investment and you are not dependent on the funds you are investing.

(1)  Our failure to file timely reports may subject us to shareholder litigation, which may materially and adversely affect our business.

Our failure to file our reports in a timely manner may subject us to shareholder litigation, which may divert the attention of our management and force us to expend resources to defend against such claims. Any litigation may have a material and adverse effect on our business and future results of operations.

(2)  Our quarterly operating results are difficult to predict and may fluctuate significantly from period to period in the future.

Our quarterly operating results are difficult to predict and may fluctuate significantly from period to period based on the seasonality of consumer spending and corresponding manufacturing trends in the United States and China. In addition, manufacturing spending generally tends to decrease during January and February each year due to the Chinese Lunar New Year holiday. We believe we will also experience a slight decrease in revenues during the hot summer months of July and August each year, when there is a relative slowdown in overall commercial activity in urban areas such as in China. Furthermore, due to ever-fluctuating pricing on commodities and other raw materials and given the unpredictable economic climate, it is difficult to forecast with any amount of certainty the exact expected quarterly operating results.  As a result, you may not be able to rely on period to period comparisons of our operating results as an indication of our future performance. Factors that are likely to cause our operating results to fluctuate, such as the seasonality of manufacturing spending in China, a deterioration of economic conditions in China and potential changes to the regulation of the manufacturing industry in China is discussed elsewhere in this prospectus. Additionally, some of the outdoor products manufactured and distributed by the Company focus on a release in time for the summer season.  Fitness products are primarily shipped out in September and October for distribution over the holiday season and at the beginning of each year. If our revenues for a particular quarter are lower than we expect, we may be unable to reduce our operating expenses for that quarter by a corresponding amount, which would harm our operating results for that quarter relative to our operating results from other quarters.

(3)  Our future acquisitions may expose us to potential risks and have an adverse effect on our ability to manage our business.

Selective acquisitions will form a part of our strategy to further expand our business. If we are presented with appropriate opportunities, we may acquire additional businesses, services or products that are complementary to our core business. Our integration of the acquired entities into our business may not be successful and may not enable us to expand into new manufacturing platforms as well as we expect. This would significantly affect the expected benefits of these acquisitions. Moreover, the integration of any future acquisitions will require significant attention from our management.

The diversion of our management’s attention and any difficulties encountered in any integration process could have an adverse effect on our ability to manage our business. In addition, we may face challenges trying to integrate new operations, services and personnel with our existing operations. Future acquisitions may also expose us to other potential risks, including risks associated with unforeseen or hidden liabilities, the diversion of resources from our existing businesses and technologies, our inability to generate sufficient revenue to offset the costs, expenses of acquisitions and potential loss of, or harm to, relationships with employees and manufacturing clients as a result of our integration of new businesses and new regulations governing cross-border investment by China residents. In addition, we cannot assure you that we will be able to realize the benefits we anticipate from acquiring other companies or that we will not incur costs, including those relating to intangibles or goodwill, in excess of our projected costs for these transactions. The occurrence of any of these events could have a material and adverse effect on our ability to manage our business, our financial condition and our results of operations.

(4)  There may be unknown risks inherent in our acquisitions of companies which could result in a material adverse effect on our business.

We will conduct due diligence with respect to any acquisition we undertake we may not be aware of all of the risks associated with any of the acquisitions. Any discovery of adverse information concerning any of these acquisitions could have a material adverse effect on our business, financial condition and results of operations. While we may be entitled to seek indemnification in certain circumstances, successfully asserting indemnification or enforcing such indemnification could be costly and time consuming or may not be successful at all.

(5)  Failure to manage our growth could strain our management, operational and other resources and we may not be able to achieve anticipated levels of growth in the new networks and media platforms we hope to operate, either of which could materially and adversely affect our business and growth potential.

We have been expanding, and plan to continue to expand, our operations in the United States and China. To manage our growth, we must develop and improve our existing administrative and operational systems and, our financial and management controls and further expand, train and manage our work force. As we continue this effort, we may incur substantial costs and expend substantial resources in connection with any such expansion due to, among other things, different technology standards, legal considerations and cultural differences. We may not be able to manage our current or future international operations effectively and efficiently or compete effectively in such markets. We cannot assure you that we will be able to efficiently or effectively manage the growth of our operations, recruit top talent and train our personnel. Any failure to efficiently manage our expansion may materially and adversely affect our business and future growth.

(6)  We depend on the leadership and services of Joseph Lu who is the founder, chairman, and chief executive officer, our business and growth prospects may be severely disrupted if we lose his services.

Our future success is dependent upon the continued service of Joseph Lu our founder, chairman and chief executive officer. We rely on his industry expertise and experience in our business operations, and in particular, his business vision, management skills, and working relationships with our employees, many of our clients and landlords and property managers of the locations in our network. We do not maintain key-man life insurance for Mr. Lu or other key employees, but plan on obtaining this insurance in the next quarter.  If he is unable or unwilling to continue in his present position or if he joins a competitor or forms a competing company, we may not be able to replace him easily or at all. As a result, our business and growth prospects may be severely disrupted if we lose his services.  Accordingly, we are making every effort to keep Mr. Lu happy and to assist him in taking good care of his health so that his services and knowledge are readily available to Powin.

(7)  We may need additional capital and we may not be able to obtain it, which could adversely affect our liquidity and financial position.

We believe that our current cash and cash equivalents and cash flow from operations will not be sufficient to meet our anticipated cash needs including for working capital and capital expenditures, for the foreseeable future. We will require additional cash resources due to changed business conditions or other future developments. We may seek to sell additional equity or debt securities or obtain a credit facility. The sale of convertible debt securities or additional equity securities could result in additional dilution to our shareholders. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations and liquidity.

Our ability to obtain additional capital on acceptable terms is subject to a variety of uncertainties, including: investors’ perception of, and demand for, securities of alternative manufacturing media companies; conditions of the U.S. and other capital markets in which we may seek to raise funds; our future results of operations, financial condition and cash flows; China governmental regulation of foreign investment in manufacturing services companies in China; economic, political, and other conditions in China; and China governmental policies relating to foreign currency borrowings.  As each of these uncertainties are concerning, the foreign currency exchange is particularly concerning given the state of the economy and any unforeseen government regulations from either China or the United States.  Accordingly, we will make every effort to keep up to date on the exchange and understand any regulation / economic condition that may affect the exchange.

We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all. Any failure by us to raise additional funds on terms favorable to us could have a material adverse effect on our liquidity and financial condition.

(8)  Unauthorized use of our intellectual property by third parties, and the expenses incurred in protecting our intellectual property rights, may adversely affect our business.

We regard our trade secrets and other intellectual property as critical to our success. Unauthorized use of the intellectual property used in our business may adversely affect our business and reputation.

We have historically relied on a combination of trademark and copyright law, trade secret protection and restrictions on disclosure to protect our intellectual property rights. We enter into confidentiality and invention assignment agreements with all our employees. We cannot assure you that these confidentiality agreements will not be breached, that we will have adequate remedies for any breach, or that our proprietary technology will not otherwise become known to, or be independently developed by, third parties.

We may register in China the trademarks used in our business. We cannot assure you that any of our trademark applications will ultimately proceed to registration or will result in registration with scope adequate for our business. Some of our applications or registration may be successfully challenged or invalidated by others. If our trademark applications are not successful, we may have to use different marks for affected services or technologies, or enter into arrangements with any third parties who may have prior registrations, applications or rights, which might not be available on commercially reasonable terms, if at all.

In addition, policing unauthorized use of our proprietary technology, trademarks and other intellectual property is difficult and expensive, and litigation may be necessary in the future to enforce our intellectual property rights. Future litigation could result in substantial costs and diversion of our resources, and could disrupt our business, as well as have a material adverse effect on our financial condition and results of operations.

(9)  We face significant competition, and if we do not compete successfully against new and existing competitors, we may lose our market share, and our profitability may be adversely affected.

We compete with other manufacturing companies in China and the United States. We compete for manufacturing clients primarily on the basis of price, the range of services that we offer and our brand name. Increased competition could reduce our operating margins and profitability and result in a loss of market share. Some of our existing and potential competitors may have competitive advantages, such as significantly greater financial, marketing or other resources, or exclusive arrangements with desirable clients and manufacturers, and others may successfully mimic and adopt our business model. Moreover, increased competition will provide clients additional manufacturing service alternatives, which could lead to lower prices and decreased revenues, gross margins and profits. We cannot assure you that we will be able to successfully compete against new or existing competitors.

(10)  There may be deficiencies with our internal controls that require improvements, and we will be exposed to potential risks from legislation requiring companies to evaluate controls under Section 404 of the Sarbanes-Oxley Act of 2002 in the event we become a fully reporting company.

While we believe that we currently have adequate internal control procedures in place, we are still exposed to potential risks from legislation requiring companies to evaluate controls under Section 404a of the Sarbanes-Oxley Act of 2002. Under the supervision and with the participation of our management, we have evaluated our internal controls systems in order to allow management to report on, and our registered independent public accounting firm to attest to, our internal controls, as required by Section 404a of the Sarbanes-Oxley Act. We have performed the system and process evaluation and testing required in an effort to comply with the management certification and auditor attestation requirements of Section 404a. As a result, we have incurred additional expenses and a diversion of management’s time. If we are not able to meet the requirements of Section 404a in a timely manner or with adequate compliance, we might be subject to sanctions or investigation by regulatory authorities, such as the SEC.

Risks Relating to Regulation of Our Business and to Our Structure

(11) We do not typically enter into written agreements with customers, as is standard in most of our lines of business, but this practice exposes us to litigation and ambiguity should a conflict or discrepancy arise.

We do not typically have written contracts with our customers. This practice is not unusual for the industry. The fact that we do not typically have written contracts with our customers is a risk because oral contracts are less easily enforced by courts of law.

(12)  Contractual arrangements we have entered into may be subject to scrutiny by the tax authorities and a finding that we owe additional taxes or are ineligible for our tax exemption, or both, could substantially increase our taxes owed, and reduce our net income and the value of your investment.

Under local law, arrangements and transactions among related parties may be subject to audit or challenge by the local tax authorities. If any of the transactions we have entered into with our distributor are found not to be on an arm’s-length basis, or to result in an unreasonable reduction in tax under local tax law, the tax authorities have the authority to disallow our tax savings, adjust the profits and losses of our respective entities and assess late payment interest and penalties. A finding by the tax authorities that Powin is ineligible for its tax exemptions, would substantially increase our taxes owed and reduce our net income and the value of your investment. As a result of this risk, you should evaluate our results of operations and financial condition without regard to these tax savings.

(13)  Our business operations may be affected by legislative or regulatory changes.

Changes in laws and regulations or the enactment of new laws and regulations governing placement or content of out-of-home manufacturing, our business licenses or otherwise affecting our business in China may materially and adversely affect our business prospects and results of operations. We are not certain how the local government will implement any regulation or how it may affect our ability to compete in the manufacturing industry in China.  We are particularly concerned with any regulations that might give rise to possible trade issues between China and the United States, and the effects of those regulations on our business. Accordingly, we need to conduct due diligence as to any possible regulations that might arise and substantially effect Powin’s operations.  Further, we need to make every effort to hedge against any government regulation which may materially alter our business model.

Risks Relating to Business in China

Much of the success of the Company is derived from our relationship and business dealings with manufacturing companies in China, and the majority of our products that Powin distributes and sells to its customers is from these third party manufacturers in China. Accordingly, our business, financial condition, results of operations and prospects are subject, to a significant extent, to economic, political and legal developments in China.

(14)  The economic, political and social conditions, as well as governmental policies, could affect the financial markets in China and our liquidity and access to capital and our ability to operate our business.

China economy differs from the economies of most countries in many respects, including the amount of government involvement, level of development, growth rate, control of foreign exchange, and allocation of resources. While China economy has experienced significant growth over the past, growth has been uneven, both geographically and among various sectors of the economy. China government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures benefit the overall China economy, but may also have a negative effect on us. This may encourage foreign manufacturing companies with more experience, greater technological know-how and larger financial resources than we have to compete against us and limit the potential for our growth. Moreover, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations that are applicable to us.

(15)  China legal system embodies uncertainties which could limit the legal protections available to you and us.

China legal system is a civil law system based on written statutes. The overall effect of legislation over the past 26 years has significantly enhanced the protections afforded to various forms of foreign investment in China. However, these laws, regulations and legal requirements change frequently, and their interpretation and enforcement involve uncertainties. For example, we may have to resort to administrative and court proceedings to enforce the legal protection that we enjoy either by law or contract. However, since China administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. For example, these uncertainties may impede our ability to enforce the contracts we have entered into. In addition, such uncertainties, including the inability to enforce our contracts, could materially and adversely affect our business and operation. In addition, intellectual property rights and confidentiality protections in China may not be as effective as in the United States or other countries. Accordingly, we cannot predict the effect of future developments in China legal system, particularly with regard to the manufacturing industry, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the preemption of local regulations by national laws. These uncertainties could limit the legal protections available to us, including our ability to enforce our agreements with our suppliers.

(16)  If tax benefits currently available to us in China were no longer available, our effective income tax rates for our China operations could increase.

We generate a substantial portion or all our net income from our suppliers in China.  Our net income could be adversely affected by any change in the current tax laws in China.

(17)  China tax authorities may require us to pay additional taxes in connection with our acquisitions of offshore entities that conducted their China operations through their affiliates in the United States.

Our operations and transactions are subject to review by China tax authorities pursuant to relevant China laws and regulations. However, these laws, regulations and legal requirements change frequently, and their interpretation and enforcement involve uncertainties. For example, in the case of some of our future acquisitions of offshore entities that conduct their China operations through their affiliates in the United States, we cannot assure you that China tax authorities will not require us to pay additional taxes in relation to such acquisitions, in particular where China tax authorities take the view that the previous taxable income of China affiliates of the acquired offshore entities needs to be adjusted and additional taxes be paid. In the event that the sellers failed to pay any taxes required under China law in connection with these transactions, China tax authorities might require us to pay the tax, together with late-payment interest and penalties.

(18)  China rules on mergers and acquisitions may subject us to sanctions, fines and other penalties and affect our future business growth through acquisition of complementary business.

We cannot assure you that the relevant China government agency approval required for this offering will be deemed legal. We may face sanctions by China regulatory agencies. In such event, this regulatory agency may impose fines and penalties on our operations in China, limit our operating privileges in China, or take other actions that could have a material adverse effect on our business, financial condition, results of operations, reputation and prospects.

Complying with the requirements of rules to complete such transactions could be time-consuming, and any required approval processes, including obtaining approval from the appropriate securities agency, may delay or inhibit the completion of such transactions, which could affect our ability to expand our business or maintain our market share.

(19)  Any future outbreak of severe acute respiratory syndrome or avian flu in China, or similar adverse public health developments, may severely disrupt our business and operations.

From December 2002 to July 2003, China and other countries experienced an outbreak of a new and highly contagious form of atypical pneumonia now known as severe acute respiratory syndrome, or SARS. On July 5, 2003, the World Health Organization declared that the SARS outbreak had been contained. Since September 2003, however, a number of isolated new cases of SARS have been reported, most recently in central China in April 2004. During May and July of 2003, many businesses in China were closed by China government to prevent transmission of SARS. In addition, many countries, including China, have encountered incidents of the H5N1 strain of bird flu, or avian flu. Any recurrence of the SARS outbreak, an outbreak of avian flu or a development of a similar health hazard in China, may deter people from congregating in public places, including a range of commercial locations such as office buildings and retail stores. Such occurrences would severely impact the value of our digital out-of-home manufacturing networks to advertisers, significantly reduce the manufacturing time purchased by advertisers and severely disrupt our business and operations.

Risks Associated with this Offering

(20)  Our shares will be listed for trading on the OTC Bulletin Board, and our shares will likely be classified as a “penny stock” as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price less than $5.00.  Our shares will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock.

We will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to its customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our stockholders to sell their securities.

Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer or accredited investor must make a special suitability determination regarding the purchaser and must receive the purchaser’s written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt. Generally, an individual with a net worth in excess of $1,000,000, or annual income exceeding $200,000 individually, or $300,000 together with his or her spouse, is considered an accredited investor. In addition, under the penny stock regulations the broker-dealer is required to:

•

Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;

•

Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;

•

Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer’s account, the account’s value and information regarding the limited market in penny stocks;

•

Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction, prior to conducting any penny stock transaction in the customer’s account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling stockholders or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities. In addition, the liquidity for our securities may be decreased, with a corresponding decrease in the price of our securities. Our shares in all probability will be subject to such penny stock rules and our stockholders will, in all likelihood, find it difficult to sell their securities.

(21)  There has been no independent valuation of the stock, which means that the stock may be worth less than the purchase price.

The per share purchase price has been determined by us without independent valuation of the shares. We established the offering price based on management’s estimate of the value of the shares.  This valuation is highly speculative and arbitrary. There is no relation to the market value, book value, or any other established criteria. We did not obtain an independent appraisal opinion on the valuation of the shares. The shares may have a value significantly less than the offering price and the shares may never obtain a value equal to or greater than the offering price.

(22)  Investors may never receive cash distributions which could result in an investor receiving little or no return on his or her investment.

Distributions are payable at the sole discretion of our board of directors. We do not know the amount of cash that we will generate, if any, once we have more productive operations. Cash distributions are not assured, and we may never be in a position to make distributions.

(23)  Even If A Market Develops For Our Shares, Our Shares May Be Thinly Traded With Wide Share Price Fluctuations, Low Share Prices And Minimal Liquidity.

If a market for our shares develops, the share price may be volatile with wide fluctuations in response to several factors, including: potential investors’ anticipated feeling regarding our results of operations; ·increased competition; our ability or inability to generate future revenues; and market perception of the future of development of wood product manufacturing.

In addition, if our shares are quoted on the OTCBB, our share price may be affected by factors that are unrelated or disproportionate to our operating performance. Our share price might be affected by general economic, political, and market conditions, such as recessions, interest rates, or international currency fluctuations. In addition, even if our stock is approved for quotation by a market maker through the OTCBB, stocks traded over this quotation system are usually thinly traded, highly volatile and not followed by analysts. These factors, which are not under our control, may have a material effect on our share price.

(24)  We Anticipate The Need To Sell Additional Authorized Shares In The Future.  This Will Result In A Dilution To Our Existing Shareholders And A Corresponding Reduction In Their Percentage Ownership In Powin.

We may seek additional funds through the sale of our common stock. This will result in a dilution effect to our shareholders whereby their percentage ownership interest in Powin is reduced. The magnitude of this dilution effect will be determined by the number of shares we will have to issue in the future to obtain the funds required.  The sale of additional stock to new shareholders will reduce the ownership position of the current shareholders.  The price of each share outstanding common share may decrease in the event we sell additional shares.

(25)  Since Our Securities Are Subject To Penny Stock Rules, You May Have Difficulty Reselling Your Shares.

Our shares are "penny stocks" and are covered by Section 15(d) of the Securities Exchange Act of 1934 which imposes additional sales practice requirements on broker/dealers including: disclosure and confirmation of quotation prices; disclosure of compensation the broker/dealer receives; and, furnishing monthly account statements. For sales of our securities, the broker/dealer must make a special suitability determination and receive from its customer a written agreement prior to making a sale. The imposition of the foregoing additional sales practices could adversely affect a shareholder's ability to dispose of his stock.

(26) An increase in the cost of certain natural resources, including iron ore, could impact our prices and our ability to produce products at an affordable rate.

A large portion of the Company’s manufactured products are made out of steel. An increase in the price or decrease in the availability of the natural resource iron ore may impact the prices we can offer our customers and our competitiveness within the industry.

(27) Arbitrary offering price.

The offering price of $0.10 per share of common stock was arbitrarily determined by Powin and is unrelated to specific investment criteria, such as the assets or past results of Powin’s operations.  In determining the offering price, Powin considered such factors as the prospects, if any, of similar companies, the previous experience of management, Powin’s anticipated results of operations, and the likelihood of acceptance of this offering.  Please review any financial or other information contained in this offering with qualified persons to determine its suitability as an investment before purchasing any shares in this offering.

FORWARD LOOKING STATEMENTS

Information included or incorporated by reference in this prospectus may contain forward-looking statements.  This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements.  Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology.

This prospectus contains forward-looking statements, including statements regarding, among other things, (a) our projected sales and profitability, (b) our technology, (c) our manufacturing, (d) the regulation to which we are subject, (e) anticipated trends in our industry and (f) our needs for working capital. These statements may be found under “Management’s Discussion and Analysis or Plan of Operations” and “Business,” as well as in this prospectus generally.  Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this prospectus generally.  In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur.

Except as otherwise required by applicable laws, we undertake no obligation to publicly update or revise any forward-looking statements or the risk factors described in the prospectus, whether as a result of new information, future events, changed circumstances or any other reason after the date of this prospectus.

USE OF PROCEEDS

Each of the Selling Security Holders will receive all of the net proceeds from the sale of shares by that shareholder. We will not receive any of the net proceeds from the sale of the shares. The Selling Security Holders will pay any underwriting discounts and commissions and expenses incurred by the Selling Security Holders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Security Holders in offering or selling their shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including without limitation blue sky registration and filing fees, and fees and expenses of our legal counsel and accountants.

DIVIDEND POLICY

We have never declared dividends or paid cash dividends on our common stock and our board of directors does not intend to distribute dividends in the near future. The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.  We have outstanding preferred stock, which carries dividends of 12%, declared semi-annually, and paid in shares of preferred stock, with fractions of a share being rounded up to the next whole share.  At the present time, there is no market for the preferred stock. There are no plans to issue additional shares of preferred stock in the future.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

There has been no market for our securities. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority, FINRA for our common stock to eligible for trading on the OTC Bulletin Board. We do not yet have a market maker who has agreed to file such application. There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

Holders of Our Common Stock

As of the date of this registration statement, we have approximately 454 shareholders of record and 160,585,871 shares issued and outstanding.

Securities Authorized for Issuance under Equity Compensation Plans

We have not reserved any securities for issuance under any equity compensation plan, as we currently have not adopted any equity compensation plan.

DILUTION

We are not selling any shares in this offering. All of the shares sold in this offering will be held by the Selling Security Holders at the time of the sale, so that no dilution will result from the sale of the shares.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Results of Operations

For the nine month Periods Ended September 30, 2009 and 2008 (Unaudited)

The following tables set forth key components of the Company’s results of operations for the periods indicated, in dollars of sales revenue and its key components of revenue for the periods indicated in dollars.

	September 30, 2009
	Powin		Powin
	OEM	QBF	Wooden	Maco	Consolidated

Net, Revenue	$ 27,375,614	$1,331,791	$571,626	$57,712	$29,336,743
Cost of Sales	23,815,620	1,116,522	418,616	79,763	25,430,521
Gross Profit (Loss)	3,559,994	215,269	153,010	(22,051)	3,906,222
Operating Expense	1,592,660	188,948	47,631	227,348	2,056,587
Other Income	12,189	23,908	-	10,285	46,382
Income (Loss) before Income Tax	$ 1,979,523	$50,229	$105,379	$(239,114)	$1,896,017
Income Tax on Consolidated Income					788,743
Consolidated Net Income					$1,107,274

Inventory	$ 2,019,438	$823,251	$51,957	$398,215	$3,292,861
Property and Equipment - Net	$ 649,604	$455,981	$6,513	$2,020	$1,114,118

	September 30, 2008
	Powin		Powin
	OEM	QBF	Wooden	Maco	Consolidated

Net, Revenue	$ 28,484,812	$1,315,319	$313,926	$25,028	$30,139,085
Cost of Sales	24,577,740	987,381	260,575	104,411	25,930,107
Gross Profit (Loss)	3,907,072	327,938	53,351	(79,383)	4,208,978
Operating Expense	1,255,424	559,043	70,215	174,407	2,059,089
Other Income (Expense)	13,316	(23,808)	-	946	(9,546)
Income (Loss) before Income Tax	$ 2,664,964	$(254,913)	$(16,864)	$(252,844)	$2,140,343
Income Tax on Consolidated Income					175,705
Consolidated Net Income					$1,964,638

Inventory	$ 1,183,686	$635,893	$56,204	$356,290	$2,232,073
Property and Equipment - Net	$ 942,372	$528,141	$8,277	$3,227	$1,482,017

Net revenue consists of sales, net of refunds, and other income, including refunds by vendors. Net revenue on a consolidated bases for the nine-month period ended September 30, 2009 were down 2.7% or approximately $800,000 from the same nine-month period of 2008, which is a 4.3 point improvement from the revenues the Company reported for the six-month period ended June 30, 2009 when compared to the same period of 2008.  All of the net revenue decrease come from the Company’s OEM business as each of its other subsidiaries realized net revenue gains.  Management believes the OEM decrease in net revenues is related strictly to the economic downturn impacting the whole U.S. economy, as management is seeing no impact do to pricing and volume on sales, and expects the OEM business to stay flat in the fourth quarter of 2009. Further, management consistently approaches its customers to collect information needed to support the customer’s current and future inventory needs, especially the Company’s three largest customers that make up approximately 72% of its sales, and these three customers account for approximately 90% of the $800,000 sales decrease mentioned above due to their cutback in inventory levels.

Cost of sales on a consolidated bases are down approximately $500,000 for the nine-month period ended September 30, 2009 when compared with the same period of 2008; however, as a percent of sales, cost of sales are 86.7% of sales for the nine-month period ended September 30, 2009, compared to 86% for the same period in 2008.  The .7% increase is a real cost increase of approximately $293,000, with approximately $125,000 related to increased custom duty expense where a major customer sales increased and the Company is subject to paying the customs duty while other major customers’ sales decreased and the Company is not subject to paying the duty for these customers, and the Company’s QBF subsidiary added labor costs by approximately $123,000, with other product increases in cost of sales of approximately $45,000.Consolidated gross profits declined approximately $300,000, ending at 13.3% of net revenues for the nine-month period ended September 30, 2009 as compared to 14% for the same period of 2008.  The greatest percent decrease in gross profit is from the Company’s QBF subsidiary as its metal fabrication business dropped off and the subsidiary’s management decided not to trim its direct and indirect manufacturing cost accordingly as the highly skilled nature of its workers will be difficult to replace on short notice.  Further, the Company has decided to initiate a costing program, headed by its Chief Financial Officer, to improve all costing and pricing programs of the Company.

Operating expenses on a consolidated bases for the nine-month period ended September 30, 2009 were down approximately ($29,000) from the same period of 2008.  As a percent of net revenues operating expenses for the nine-month period ended September 30, 2009 were 6.9% compared to 6.8% for the same period of 2008.   However, two specific line items within operating expenses had substantial increases in the nine-month period ended September 30, 2009 compared to the same period of 2008, legal and accounting increased approximately $86,000 mainly due to costs incurred in efforts to take the company public, and advertising increased by approximately $94,000 to support the Company’s future growth.

For the nine-month period ended September 30, 2009, the Company earned net income of $1,122,779 and had a positive cash flow from operations of $128,366 as compared to net income of $1,964,638 and a negative cash flow from operations of ($52,398) for the same nine-month period ended September 30, 2008.

Each of the Company’s segments, except for its OEM business, as mentioned above, had increased net revenues for the nine-month period ended September 30, 2009 over the same period of 2008.  The QBF segment increased net revenues 1.3% or approximately $16,500, the Wooden segment increased net revenues 83% or approximately $257,700 and the MACO segment increased net revenues 130.6% or approximately $32,600.  However, the MACO segment is reporting a net income loss primarily due to Operating Expense increases from management’s decisions that have increased the segment’s sales and marketing programs and to strengthen the general management of its operations.

For the Year Ended December 31, 2008 and December 31, 2007

Net revenue consists of sales, net of refunds, and other income, including refunds by vendors. Net revenue for the year ended December 31, 2008 was approximately $41,040,000, compared to approximately $45,030,000 for the year ended December 31, 2007, approximately a decrease of $3,990,000 or 8.9% decrease in revenues.  The decrease is attributable to the reduction in sales of the Company's fitness equipment product line related to a major vendor, Triplemaster Direct, and the related sales to this major customer.  The Company purchased product from Triplemaster Direct with shipments going direct to the customer; however, the customer decided to purchase direct from Triplemaster Direct and from a customer standpoint the change was transparent, but because of the relationship the Company had with Triplemaster Direct, the Company’s overall gross revenue on a period over period basis was impacted as revenues decreased by approximately $13,700,000. However, the Company did offset the loss in revenues due to the Triplemaster Direct program by increasing sales by approximately $8,000,000 to two other major customers of approximately $8,000,000. The remaining $1,700,000 of revenue gains was generated by increasing sales volume to various other customers during 2008.

Cost of sales for the year ended December 31, 2008 were approximately $34,800,000 compared to approximately $40,200,000 for the same period of 2007, approximately $5,400,000 or 13.3% decrease in cost of sales.  However, on a percentage bases of cost of sales to sales, the year ended December 31, 2008 cost of sales were 84.8% compared to 89.2% for the same period in 2007, a 4.4 point improvement in cost of sales for 2008 from 2007 and is directly related to the freight charges incurred to ship the products from Triplemaster Direct.

General and administrative expense for the year ended December 31, 2008 was approximately $4,900,000, compared to approximately $4,200,000 for the same period of 2007, approximately $700,000 or 17.7% increase in expenses.  These increased costs are from approximately $500,000 in abandoned and obsolete inventory write downs, $118,000 in increased legal and accounting audit costs when merging the company as previously mentioned, $100,000 in lease and rent increases for additional warehousing and manufacturing facilities with $70,000 for manufacturing supplies and $210,000 in increased management to support its QBF, Inc subsidiary, decreases of $75,000 in other general and administrative costs, and decreases in bonuses of approximately $923,000.

For the year ended December 31, 2008, the Company had a pretax gain of approximately $1,460,000 compared to a pretax gain of approximately $740,000 for the same period of 2007 and is attributed to the Company’s Board of Directors reducing the bonus declared for the year ended December 31, 2008.

Liquidity and Capital Resources

The Company has financed its operations over the years principally through funds generated from operations and bank loans.  For the nine-month period ended September 30, 2009 cash provided by operating activities was $128,366 compared to cash used in operating activities of $52,398 for the same period of 2008.  Cash used in investing activities was $15,144 in the nine-month period ended September 30, 2009 to replace and add office computers, compared with $604,632 used in the same period of 2008.  Cash used in the nine-month period ended September 30, 2009 from financing activities, include net repayments toward the Company’s existing credit lines of $456,700, compared to cash provided of $823,276 from financing activities in the same period of 2008 primarily from increases in the Company's credit line facility and shareholder contributions.

The ratio of current assets to current liabilities is 1.77 at September 30, 2009 compared to 1.59 at December 31, 2008.  Quick liquidity (current assets less inventories divided by current liabilities) was 1.25 at September 30, 2009 and 1.38 at December 31, 2008.  At September 30, 2009 the Company had working capital of $4,350,306 compared with working capital at December 31, 2008 of 3,873,357.  Trade receivables at September 30, 2009 had a 66 days average collection period compared to 66 days at December 31, 2008.

The Company and its subsidiary, QBF, have short-term lines of credit with a bank with maximum borrowings available at September 30, 2009 of $1,000,000 and $650,000, respectively.  The maturity date for the Company’s line of credit is September 1, 2010 and September 12, 2010 for QBF.  The lines of credit are secured by all receivables, inventory, and equipment and are personally guaranteed by the Company’s majority stockholder.  Interest is at the rate of 4 percent for the Company and 4 percent for QBF at September 30, 2009, when compared to a rate of 8.25 percent for the Company and 5 percent for QBF at September 30, 2008.  Balances outstanding at September 30, 2009 and 2008 were $650,000 and $627,700, respectively and $1,106,700 at December 31, 2008.

The Company’s line of credit is subject to standard financial and non-financial covenants, however, none of the covenants relate to financial statement based ratios, such as working capital ratios, etc. The Company’s line of credit covenants relate to outstanding notes, receivables and cash flow, and the Company is not subject to any negative covenants.  Due to a loan by Powin to its subsidiary (which may have violated the terms of the line of credit), the Company sought an opinion letter and waiver from the lender on August 26, 2009 clarifying this issued. The Company received a letter from the lender stating that the “companies [Powin and QBF] have performed as agreed and the companies are not in violation of covenants with the bank that are referenced in the business loan agreement. The bank deems both companies in good standing and overall performance since credit facilities were established with the bank.”  The Company was in compliance with all other covenants at September 30, 2009 and 2008.  QBF’s line of credit is subject to standard financial and non-financial covenants however, none of the covenants relate to financial statement based ratios, such as working capital ratios, etc.  QBF’s line of credit covenants relate to outstanding notes, receivables and cash flow, but it is subject to negative covenants, which state that QBF will not loan, invest in or advance money or assets to any other person, enterprise or entity.  QBF was in compliance with all covenants at September 30, 2009 and 2008.

The Company’s preferred shares have a provision that calls for dividends of 12%, declared semi-annually, and paid in preferred shares.  There is no plan to issue additional shares of preferred stock.  The Company’s common shares have a provision that allows dividends to be paid in cash at the discretion of the board of directors; however, the Company’s board of directors has never declared a dividend on common stock and there is no assurance that future dividends will be declared on the Company’s common stock.

The Company’s management believes that the current cash and cash flow from operations will not be sufficient to meet anticipated cash needs including for working capital and capital expenditures, for the foreseeable future. The Company may require additional cash resources due to changed business conditions or other future developments.  The Company may seek to sell additional equity or debt securities or increase its credit facility. The sale of convertible debt securities or additional equity securities could result in additional dilution to our shareholders. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations and liquidity.

The Company’s ability to obtain additional capital on acceptable terms is subject to a variety of uncertainties, including: investors’ perception of, and demand for, securities of alternative manufacturing media companies; conditions of the U.S. and other capital markets in which we may seek to raise funds; future results of operations, financial condition and cash flow.  Therefore, the Company’s management cannot assure that financing will be available in amounts or on terms acceptable to the Company, or if at all. Any failure by the Company’s management to raise additional funds on terms favorable to the Company could have a material adverse effect on the Company’s liquidity and financial condition.

Critical Accounting Policies

Our financial statements are based on the application of accounting principles generally accepted in the United States (“GAAP”). GAAP requires the use of estimates; assumptions, judgments and subjective interpretations of accounting principles that have an impact on the assets, liabilities, revenue and expense amounts reported. These estimates can also affect supplemental information contained in our external disclosures including information regarding contingencies, risk and financial condition. We believe our use if estimates and underlying accounting assumptions adhere to GAAP and are consistently and conservatively applied. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. Actual results may differ materially from these estimates under different assumptions or conditions. We continue to monitor significant estimates made during the preparation of our financial statements.

Our significant accounting policies are summarized in Note 1 of our financial statements. While all these significant accounting policies impact our financial condition and results of operations, we view certain of these policies as critical. Policies determined to be critical are those policies that have the most significant impact on our financial statements and require management to use a greater degree of judgment and estimates. Actual results may differ from those estimates. Our management believes that given current facts and circumstances, it is unlikely that applying any other reasonable judgments or estimate methodologies would cause effect on our consolidated results of operations, financial position or liquidity for the periods presented in this report.

Off Balance Sheet Arrangements

We have no off-balance sheet arrangements.

Recent Accounting Pronouncements

Refer to Note 1 to the financial statements for a complete description of recent accounting standards which we have not yet been required to implement and may be applicable to our operation, as well as those significant accounting standards that have been adopted during 2009 and 2008.

BUSINESS AND RECENT DEVELOPMENTS

Powin Corporation

The Company was originally named Powin Corporation and was formed as an Oregon corporation on November 15, 1990. Since its incorporation, Powin has grown into a large international distribution company. The Company contracts with manufacturers on two continents and the Company provides distribution support for companies throughout the United States.  More than 2,000 products and parts are produced by Powin on a regular basis.

Powin was founded in 1990 by Joseph Lu, a Chinese-American, who saw unique value in his family ties in China. Using his relationships and knowledge of the nuances of Chinese local laws and languages, he arranged for the manufacture by third party relationships to distribute their goods reliably and efficiently for American distributors.

Powin is a distributor of original equipment manufacturer (“OEM”) products which are made in plants located in China.  Powin helps coordinate the manufacturing process and the shipment of goods through its distribution channels.  Powin also manufacturers metal products in Tualatin, Oregon, through its wholly-owned subsidiary, QBF, Inc.  Powin through its various operating segments distributes and coordinates the manufacture of a wide variety of products including gun safes, outdoor cooking products, fitness and recreational equipment, truck parts, furniture and cabinets, plastic products and small electrical appliances.

The Merger

On July 8, 2008 the Powin’s shareholder approved an agreement with Exact Identification Corporation whereby it was agreed that the Company would merge with and into Exact Identification Corporation (the “Merger”) in order to combine efforts and maximize company growth.  July 8, 2008 is the official date on which the reverse recapitalization was consummated.  After careful evaluation, Powin decided to enter into the combination with EXACT ID to expand our shareholder base and better position ourselves in the marketplace.  The Company chose to enter into a business combination with EXACT ID specifically because of the company’s relationship with a business consultant that arranged the merger and facilitated the details as part of the services rendered. Powin had, for some time, considered entering a going public transaction, after careful evaluation, the merger with EXACT ID seemed to present the right opportunity at the right time.   The Company feels like this was a good decision strategically as the Company can gain more exposure through the public market for its products and businesses and to utilize the capital markets to raise additional capital to finance the existing business or to finance future acquisitions and growth.  This was a strategic decision for the Company. The Articles of Merger were filed with the State of Nevada on August 21, 2008.  As a result of this transaction, the Company has merged with and into Exact Identification Corporation.  A name change was also filed in connection with the Articles of Merger on August 21, 2008, and the combined entity is now referred to as “Powin Corporation.”  Immediately prior to the Merger, Exact underwent a 1:25 reverse stock split, bringing the number of shares outstanding in Exact to 5,223,027.  Pursuant to the Merger, Joseph Lu (the sole shareholder of Powin prior to the Merger) received 150,000,000 shares of the Company’s common stock in exchange for 1,000 shares of Powin’s no-par value stock.  The combination of Exact ID and Powin was classified for accounting purposes as a reverse merger with Powin acting as the acquirer.  Then Powin merged into Exact ID and Exact’s shares were then retained by Joseph Lu as consideration for the merger.

About Exact Identification Corporation

Exact Identification Corporation (“Exact”) was previously listed and traded on the OTC Bulletin Board under the symbol “EXCT”, although its registration was revoked in May 2008 due to delinquent filings.

Immediately prior to the Merger, there were no operations in Exact Identification.

The corporation was originally incorporated in Nevada on February 11, 1985 as “Global Technology Limited (a wholly-owned subsidiary of XimberLey Corporation).  The name of the corporation was amended to “Advanced Precision Technology, Inc.” on April 11, 1988 pursuant to a plan of reorganization approved by the stockholders of XimberLey Corporation (a Utah corporation) into Advanced Precision Technology, Inc. (a Nevada corporation) with the surviving entity being Advanced Precision Technology, Inc.  The name of the corporation was again changed on December 1, 1992 to “UV Color Corporation” pending the approval and completion of a new plan of reorganization.  The plan was not completed and the name was changed back to “Advanced Precision Technology, Inc.” on July 9, 1994.  On April 10, 2002, the Company’s name was changed to “Exact Identification Corporation” through an Amendment to the Articles of Incorporation.

Competitive Business Conditions within the Industry

Current industry conditions are extremely competitive as almost 95% of all manufacturing has been outsourced to China.  Powin has streamlined and simplified their operations.  Powin offers logistical support and customer service, and is responsive to all customers’ needs.   Additionally, we have a network of suppliers in which we can go to our suppliers to get the terms which enable us to get our terms to our end customers.  This gives us a competitive advantage over our competitors and further helps to solidify our market share in the industry.

Suppliers

Powin is dependent upon the following suppliers:  Qingdao Xyuang Stovemakers, Qingdao Powin Metal Furniture, Qingdao Powin Metal Technology, Longkou Yian Rubber + Plastic, Changzhou Red Star Plastic, Yangzou Aiqi Fitness Equipment.

Currently, we do not use contracts with suppliers for our existing operations, and have operated on an informal agreement basis.  We do have however, an excellent relationship with these suppliers, mostly due to the fact that Mr. Lu has built up these relationships.

The price of the steel that is utilized in Powin’s products has remained fairly consistent over the past few years, except for during the period from late 2007 until late 2008.  During that one-year period of time, when demand for commodities spiked, the price of steel almost doubled, and this caused pricing problems for Powin, as it was difficult to pass the increased costs through to its customer in the form of price increases.  However, the company still managed to be profitable during this period.

Distribution

The Company works closely with the designers, inventors and marketers of the products to produce and distribute the products. We supply our customers with custom manufactured products from the third party manufacturing companies that we have strong relationships with.  Except for the Company’s MACO segment, we have no distribution centers nor does Powin employ sales representatives, since product is designed and manufactured specifically for our customers based on our understanding of our customers’ requirements and our direct relationships with our customers.  The process begins with the identification of the customer and the product.  The customer then provides specifications/drawings/instructions to Powin.  Cost quotations are provided to the customer.  Then the customer and Powin agree upon the cost and lead time.  The customer issues a purchase order to Powin, and Powin confirms the purchase order with the customer.  Production then proceeds ahead with Powin’s supplier in China to manufacture the products. Powin then performs its quality control procedures on the product.  Products are then shipped and Powin pays, and receives payment, for the products.

Customers

In the past, we have been dependent on just a few customers.  However, we are becoming more diversified, as evidenced by the fact that our major clients represented approximately 81% of revenues in 2007, but only 72% in 2008.  We recognize the necessity for diversification among our client base in order to maintain our competitive advantage, and are making every effort to do so.  Powin does not have written contracts with its major customers. As is customary in the industry, and particularly with Chinese companies, Powin relies primarily on oral agreements and understands the risks associated therewith.

Patents and Trademarks

Powin currently has patents pending on the “Ucube” product.

Government Approval of Principal Products or Services

There are no principal products or services which require government approval as all of our principal products and services comply with government regulations.

Effect of Existing Governmental Regulation on our Business

The effect of existing governmental regulation on our business has been that we cannot proceed with cast-iron construction products do to the government’s anti-dumping rule.  The other effects are that government regulation will bring up trade issues that may be difficult to deal with.

There were twenty-two items which were identified in 2008 that were targeted for increased tariffs, of which nineteen were Chinese products.  However, most of these were food-related products, and so the effect on Powin was minimal, although the wooden furniture imported from China is now subject to a nine percent (9%) tariff.  Some of the wooden furniture production has now been shifted to Viet Nam, where there is no tariff.

Number of Total Employees and Part-Time Employees

We currently employ 33 full time employees and 10 part time employees at our facilities in the United States.

Company Information

Through relationships in China, Powin arranges the manufacturing and manufacturing support for a variety of products designed and sold in the U.S. and throughout the world.  Some of the products manufactured and supported by Powin include gun safes, outdoor cooking products, fitness and recreational equipment, truck parts, furniture and cabinets, plastic products and small electrical appliances. The Company works closely with the designers, inventors and marketers of the products to produce and distribute the products.

In 2005, Powin purchased all of the assets of Quality Bending and Fabrication, Inc., which was a manufacturer of truck parts for Freightliner Trucks.  These assets were transferred to Powin’s wholly-owned subsidiary, QBF, Inc. (“QBF”) QBF also entered into a lease agreement for the space which houses the QBF operations.  During the last four years, QBF has continued to manufacture truck parts for Freightliner Trucks, but the plant has been underutilized and QBF has lost money.  Improvements have been made, and business has increased, but in the last year Freightliner has decided to close its plant in Portland, in 2010, and move all of its manufacturing to Mexico.  In response, QBF is also acquiring distribution and manufacturing capacity in Mexico, close to Freightliner operations there.

Gun Safes

Powin is a significant manufacturer of steel gun safes, as it provides safes under names such as Browning and other brand names. These products are produced by Qingdao Powin Metal Furniture Co., Ltd, in Qingdao, China.

Outdoor Cookware Products Manufacturing

Powin also supplies most of the products sold by Logan Outdoor Products, LLC, which specializes in outdoor cooking equipment, including Dutch camping ovens and frying skillets.  These products are sold under the name brands Camp Chef and Smoke Vault.  These products are manufactured by Qingdao Xuyang Stovemakers Co., Ltd., in Qingdao, China.  This 180,000 square foot facility employs 200 full-time workers.  These products are also produced by Longkou Yian Rubber and Plastic Co., Ltd., in Qingdao, China.

Fitness and Recreational Equipment Manufacturing

Powin manufactures a wide variety of fitness equipment including treadmills, exercise bikes, weightlifting benches and dumbbell racks.  The fitness equipment products are manufactured at Yangzhou Aiqi Fitness Equipment Co., Ltd., in Yangzhou, China.  This plant is over 150,000 square feet in size, and it employs 110 full-time workers.  The electronic displays for the exercise equipment are made at Yangzhou Aiqi Fitness Equipment Co., Ltd., in Yangzhou, China.  This is a 350,000 square foot plant which employs 180.

In addition to the fitness equipment, Powin is also a supplier of trampolines, most of which are sold through Wal-Mart and other retailers.  These products are manufactured at Qingdao Triplemaster Steel and Plastic Co., Ltd., in Qingdao, China.

Truck Parts Manufacturing

During the last four years, QBF, Powin’s wholly-owned subsidiary, has manufactured truck parts for Freightliner Trucks, but the plant has been underutilized and QBF has lost money.  Improvements have been made, and business has increased, but in the last year Freightliner has decided to close its plant in Portland, in 2010, and move all of its manufacturing to Mexico.  QBF has been offered the opportunity to bid on and manufacture more truck parts for Freightliner. In addition, QBF has been invited by Freightliner to become part of its immediate suppliers in Mexico by leasing warehousing space on-site with Freightliner.

Freightliner Trucks is a division of Daimler Trucks North America, the largest manufacturer of heavy-duty vehicles in North America.  Daimler Trucks North America designs, builds and markets a wide range of Class 3-8 vehicles including long-haul highway tractors, heavy-duty construction and vocational trucks, mid-range trucks for distribution and service, school and transit buses, fire and emergency service apparatus, and chassis for step vans, school and shuttle buses, and motor homes.  Freightliner Trucks is headquartered in Portland, Oregon, with truck manufacturing facilities located in Portland and throughout the United States and Mexico.

Furniture and Cabinet Manufacturing

Another important area of the Company is the manufacturing of furniture products.  The furniture manufactured by the company consists of a variety of high-end models and products.  The Company believes that this segment of its business provides diversification for the Company and its shareholders.  The Company has several employees with good relationships with buyers, and employs designers and manufacturing experts that understand and produce furniture of style, quality and functionality.

In 2008 Powin purchased the trade name and trademark MACO from a furniture company that specialized in manufacturing bedroom furniture that had gone bankrupt in Portland. The Company then formed a DBA (doing business as) of Powin Wooden Product Services, Inc. called Maco Lifestyles Company.  Powin also hired their key employee, Paul Fuerstenau, who is expert in the business of this type of furniture.  Powin now distributes bedroom furniture under its proprietary brand name, MACO, which conducts business through Powin’s subsidiary, Powin Wooden Product Service, Inc.  This line consists of high-quality, high-value bed frames, chests and night stands constructed of solid alder, which is now being sold by Costco stores.   Sales have been slow, but the product has been well received at the product shows, and now Costco has agreed to feature the furniture in its “road show”, which is an event which takes place in especially sectioned-off areas close to the front of Costco stores.”

Plastic Products

The Company also manufactures and distributes plastic products including pontoon boats for both recreational and commercial purposes. Several models of the pontoon boats are produced for Venture Outdoors located in Brigham City, Utah.  The pontoon boats carry up to 350 pounds of combined user and cargo weight and are Coast Guard rated for Class I waters.  Each boat weighs approximately fifty pounds.

Small Electrical Appliances

The Company also manufactures and distributes small electronic appliances made to the specifications of the inventors and customers.

Business Strategies

Powin intends to continue its focus on its existing products as well as to pursue additional opportunities.  Powin has recently spent a great deal of time and focus in expanding into the area of renewable energy through the manufacture of wind turbines.  The Company’s management believes that this can be a good strategic approach since there seem to be many macro trends pointing toward the growth of renewable and clean energy solutions.  In addition, both the Federal government and the State of Oregon have recently enacted several incentives plans to encourage investment into this area.  These incentives, applicable to both Powin and Powin’s customers, are described in more detail below:

Industry Summary

There are several companies within the United States that provide distribution services and the coordination of the manufacturing of products in China. The main competitors for Powin, however, come from the Chinese manufacturers themselves, and customers who decide to go straight to the Chinese manufacturers to get their products made.

The industry within the United States includes several companies that provide worldwide sourcing for American companies.  Powin, along with its U.S.-based competitors handle the logistics of the coordination of the manufacturing of the products from concept to delivery.  Powin also coordinates the shipment of the products to the customer or the customer’s customers.

Many of these companies offer additional services, such as design improvements and product re-engineering to enhance the products or the customer’s profitability.

The industry can distribute and coordinate the manufacturing of a variety of products from many product materials including metals, plastics, glass or wood.

Competitive Strengths within the Industry

The Company relies heavily on Mr. Lu’s personal expertise and experience in the manufacturing industry and doing business in China. The Company has many ties to China and has cultivated relationships with individuals, plants and companies there for the past twenty years.

Additionally, the Company emphasizes streamlined procedures and continually searches for ways to make the manufacturing process more efficient and profitable for all parties.

An important strength of the Company lies in its relationships with its customers.  Powin relies primarily on word-of mouth referrals from existing customers to generate new clients and new business.  The Company has had to do very little advertising or marketing of its services to date.

Growth Strategy

The Company’s main priorities and strategies for future growth include: (i) wind turbines, (ii) truck parts, and (iii) proprietary branding of fitness equipment.

Wind Turbines

A wind turbine is a rotating machine which converts the kinetic energy in wind into mechanical energy.  Wind turbines are designed to exploit the wind energy that exists at a location. Aerodynamic modeling is used to determine the optimum tower height, control systems, number of blades, and blade shape. Wind turbines convert wind energy to electricity for distribution. The turbine can be divided into three components. The rotor component, which is approximately 20% of the wind turbine cost, includes the blades for converting wind energy to low speed rotational energy. The generator component, which is approximately 34% of the wind turbine cost, includes the electrical generator, the control electronics, and most likely a gearbox component for converting the low speed incoming rotation to high speed rotation suitable for generating electricity. Some wind turbines are built with direct drive generators. The structural support component, which is approximately 15% of the wind turbine cost, includes the tower and rotor pointing mechanism.  The remaining 31% of the cost of the wind turbines is due to labor, materials, manufacturing costs and overhead.

Wind turbine systems are increasing in popularity as alternative energy sources in both the United States and China.  The Chinese government specifically has invested significant resources into the development and study of wind turbines.

Powin has elected to enter the business of manufacturing and distributing “small wind “electric systems and will manufacture them in Oregon.  These systems are one of the most cost-effective home-based and business-based renewable energy systems, and since they are non-polluting, they have gained much favor in terms of the general government effort to promote green, renewable energy.

Traditionally, wind turbines have been owned and operated almost exclusively by utilities.  These smaller-scale wind turbines are for use in lower wind sites, where residential, farm or small business customers want a reliable source of electricity.  A single generator can produce enough electricity to independently power such customers, and it will also enable them to sell any excess electricity they produce back to their local utility.

Small wind electric systems essentially consist of turbines with rotors.  Rotors are turbine blades and a hub.  The systems also consist of a tower, which supports the turbine and exposes the rotor to the wind.  There is also an electrical system, which carries the electricity down the tower and to power-conditioning equipment and in many cases, batteries.

Powin has entered into a letter of intent with Abundant Renewable Energy, to exclusively manufacture its small wind electric systems.

There are several financial incentives, applicable to both Powin and Powin’s customers, are described in more detail below:

For Powin, there is a federal tax credit, in the form of an investment credit, which is 30% of the cost of facilities that manufacture components for the production of renewable energy, which would include the wind turbines and related components that Powin manufactures.  Also for Powin, there is an Oregon tax credit for Renewable Energy Resource Equipment Manufacturing Facilities that is 50% of the costs of facilities used to manufacture wind turbines and related components.  The tax credit is claimed over five years (at the rate of 10% per year).

For Powin’s customers, the credits work in similar fashion.  Where there is a business application, the investment credit is 30% of the cost of the wind turbine.  For an Oregon customer, the credit is 50% of the costs of the wind turbine, claimed 10% per year for five years.  Also, for the models that A.R.E. manufactures, the Oregon Energy Trust pays out a grant to an Oregon customer in the amount of $26,000, in addition to the 50% tax credit

Freightliner

Freightliner Trucks has announced that it will begin manufacturing all products in Mexico beginning in 2010. The move to Mexico presents a strategic opportunity for QBF.  Recently, QBF was awarded manufacturing contracts that would significantly increase its business, associated with the expansion of distribution and manufacturing capacity in Mexico.  In conjunction with its move to Mexico, Freightliner Trucks is narrowing its list of suppliers, and QBF is emerging as a major supplier on this list.

Freightliner Trucks, which is a division of Daimler Trucks North America, the largest manufacturer of heavy-duty vehicles in North America.  Daimler Trucks North America designs, builds and markets a wide range of Class 3-8 vehicles including long-haul highway tractors, heavy-duty construction and vocational trucks, mid-range trucks for distribution and service, school and transit buses, fire and emergency service apparatus, and chassis for step vans, school and shuttle buses, and motor homes.  Freightliner Trucks is headquartered in Portland, Oregon, with truck manufacturing facilities located in Portland and throughout the United States and Mexico.

Parts for Freightliner Trucks are also manufactured at Powin’s subsidiary plant in Tualatin, Oregon, which makes for convenient delivery to Freightliner’s plant in Portland, Oregon. QBF, Inc. has been a long-time Freightliner supplier of truck parts, and it engages in other manufacturing activity as well.  QBF has earned the ISO-9000 certification for manufacturing quality.

Recent Developments

On February 4, 2008, the Company entered into a Business Loan Agreement (line of credit) with Sterling Savings Bank in the principal amount of $1,600,000 with an interest rate of five percent per annum.  On August 29, 2008, the maturity date of this Agreement was extended to September 1, 2009.  The maturity date has since been extended to September 1, 2010. This Agreement is personally guaranteed by the Company’s CEO, Joseph Lu.

On July 8, 2008 the Company’s shareholder approved an agreement with Exact Identification Corporation whereby it was agreed that the Company would merge with and into Exact Identification Corporation.  The Articles of Merger were filed with the State of Nevada on August 21, 2008.  After careful evaluation, Powin decided to enter into the combination with EXACT ID to expand our shareholder base and better position ourselves in the marketplace.  This was a strategic decision for the Company. The Company chose to enter into a business combination with EXACT ID specifically because of the company’s relationship with a business consultant that arranged the merger and facilitated the details as part of the services rendered. Powin had been considering a public transaction for quite some time and, after careful evaluation, the merger with EXACT ID seemed to present the right opportunity at the right time. The Company feels like this was a good decision strategically as the company can gain more exposure through the public market and reach investors and shareholders that otherwise may not have heard about or invested in the Company.  As a result of this transaction, the Company has merged with and into Exact Identification Corporation.  A name change was also filed in connection with the Articles of Merger, and the combined entity is now referred to as “Powin Corporation.”

The Merger between the Company and Exact Identification Corporation on July 8, 2008, increased the authorized capital of Exact to 600,000,000 shares of common voting stock at .001 cent par value, and also effectuated a reverse split of the then-current  outstanding shares of Exact on a one for twenty-five basis, (wherein twenty-five shares of Exact’s  then-current outstanding stock were exchanged for one share of the newly-combined Company’s stock plus warrants as set forth in the “Acquisition Agreement.”.

Joseph Lu, the CEO and President of the Company, was the sole founder of the Company and has served in these capacities since the Company’s inception.

Zaixiang Fred Liu also serves as a director for the Company and has served in this capacity since 2008.  Mr. Liu has been employed by Powin since 1998

Ty Measom also serves as a director of the Company and has served in this capacity since July 8, 2009.

Principal Executive Offices

Our corporate headquarters are located at 6975 SW Sandburg Road, Ste. 326, Tigard, OR 97223. Our telephone number is (503) 598-6659

DESCRIPTION OF PROPERTY

The Company’s corporate headquarters are located at 6975 SW Sandburg Road, Ste. 326, Tigard, OR 97223, under lease for 2,089 square feet of office space for $3,133.50 per month. In September 2009 the Company leased 431 square feet of additional office space for $711.00 per month.  Both leases expire March 31, 2010.  The Company can renew into one lease for an addition year.  The main telephone number is (503) 598-6659.

The Company’s QBF subsidiary is headquartered at 10005 S.W. Herman Road, Tualatin, OR 97062.  This space, totaling 38,623 square feet, is currently leased for $14,676.74 per month and the lease will expire March 31, 2010.

The Company leases two buildings, Building 12 and Building 16, at Tri-County Industrial Park, located at 21449 S.W. 108th Ave., Tualatin, Oregon 97062.  This property is used for warehousing to support the operations of OBF, Inc.  The space leased in Building 12, Bay 1, totaling 14,400 square feet of warehouse space, is leased monthly for the amount of $4,830.  This amount is discounted to $4,200 if delivered within ten days of the due date. The space leased in Building 16, Bay 2, totaling 14,625 square feet, is leased monthly for the amount of $5,045.  This amount is discounted to $4,387 if delivered within ten days of the due date.  Both leases expire August 31, 2010.

The Company’s MACO subsidiary leases two spaces in connection with its furniture operations and is headquartered at the Powin Center located at 6975 S.W. Greenburg Road #326, Tigard, OR  97223.  The first lease consists of 5,000 square feet and supports MACO’s main operations, the monthly lease payments are $1,258 per month.  The second lease is for warehousing and is located at 14325 N.E. Air Port Way, Portland, OR  97230 and consists of 5,400 square feet, the lease payment is $1,815 per month.  This property is owned by Powin Pacific Properties, a company owned by Joseph Lu.  Both leases expire February1, 2010.

MANAGEMENT

The directors and executive officers of the Company are:

Name	Age	Position
Joseph Lu	55	Chief Executive Officer and Chairman of the Board of Directors
Zaixiang Fred Liu	55	Vice President and Director
Ty Measom	46	Director
Ronald Horne	65	Chief Financial Officer
Jingshuang Liu	49	Operations and General Manager

Joseph Lu, 55, was born in China.  He received a degree in Chinese Culture from the University of Taipei in Taiwan.  He also received a B.A. degree in Chemical Science. Mr. Lu formed Powin Corporation in 1990 and has served as its President since inception. Prior to founding Powin, Mr. Lu served as the General Manager of the Shunn Feng Ind. Co., Ltd. in Taiwan.  From 1980 to 1986 Mr. Lu was employed as an Environmental Engineer for the Sinotech Engineering Consultant Co. in Taiwan. From 1979 to 1980, Mr. Lu was a quality control inspector for the Shunn Feng. Ind. Co. Ltd. in Taiwan.  Additionally, from 1988 to 1996, Mr. Lu was the President of the Euro Belt Factory Ltd. in Taiwan.  From 1995 to 2006, Mr. Lu was the President of the Qingdao Triple Master Fitness Co., a company that manufactured fitness equipment.  In 2000, Mr. Lu began serving as president of the Qingdao Wei Long Co. Ltd., a company that manufactures outdoor camping cookware.

Xaixiang Fred Liu, 55, was born in China.  He received his B.S. degree in 1982 from Shangdong Industry University.  Since January 2004 he has served as the vice president of Powin in charge of research and development.  He began working with Powin in 1998 as an engineer in charge of pricing, engineering, and coordinating with factories and customers.  Prior to his service with Powin, from 1982 until 1998, Mr. Lu worked at Shandong Machinery I&L Corp. High Might Co. as an exporter, vice manager, and chief economist.

Ty Measom, 46, received his Bachelor of Science degree in Engineering from Utah State University in 1987.  From 1986 to 1990, he was a Lead Engineer for ICON Health and Fitness.  In 1990, Measom founded Camp Chef Outdoor Cooking Products, where he as served as an owner and officer ever since. Camp Chef is located in Logan, Utah.

Ronald Horne, 65, joined Powin Corporation on October 12, 2009 as its Chief Financial Officer. He has 35 years experience in all areas of finance and accounting, cash management, inventory control, risk management, HR management, audit management, forecasting and reporting, with 10 years in SEC reporting and Sarbanes-Oxley compliance. Prior to joining Powin, Mr. Horne served 10 years as the Controller and Vice President of Finance for PML Microbiologicals, Inc. Mr. Horne earned an accounting degree from the University Of Oregon College Of Business in 1965, and completed his B.A. in finance and accounting at the International Accountants School in Chicago, Illinois in 1972.

Jingshuang “Jeanne” Liu, 49, has served as the Operations and General Manager of Powin since 1996.  Her responsibilities include implementing and maintaining the chain of operations, inventory control and production scheduling.  Prior to her employment at Powin, Ms. Liu was the Officer Manager at the Northwest China Council from 1994 to 1996.  She received her Bachelor of Science degree in Geography from Beijing Normal University in 1982.  Subsequently, she received her Master of Science in Geography from the University of Idaho in 1989 and her Master of Business Administration from the University of Idaho in 1991.

We believe that the members of our board of directors are collectively capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. We believe that retaining an independent director who would qualify as an "audit committee financial expert" would be overly costly and burdensome and is not warranted in our circumstances given the early stages of our development and the fact that we have not generated any material revenues to date.  In addition, we currently do not have nominating, compensation or audit committees or committees performing similar functions nor do we have a written nominating, compensation or audit committee charter. Our board of directors does not believe that it is necessary to have such committees because it believes the functions of such committees can be adequately performed by our board of directors. Further, we are not a "listed company" under SEC rules and thus we are not required to have a compensation committee or a nominating committee.

We do not have any defined policy or procedure requirements for shareholders to submit recommendations or nominations for directors. Our board of directors believes that, given the early stages of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. We do not currently have any specific or minimum criteria for the election of nominees to our board of directors and we do not have any specific process or procedure for evaluating such nominees. Our board of directors assesses all candidates, whether submitted by management or shareholders, and makes recommendations for election or appointment.

A shareholder who wishes to communicate with our board of directors may do so by directing a written request addressed to our Chief Executive Officer at the address appearing on the face page of this Prospectus.

 Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office or until his successor has been elected and qualified in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

All officers and directors listed above will remain in office until the next annual meeting of our stockholders, and until their successors have been duly elected and qualified. There are no agreements with respect to the election of Directors. We intent to compensate our Directors for service on our Board of Directors at the rate of 5,000 shares of common stock per quarter. Directors will also be reimbursed for expenses incurred for attendance at meetings of our Board of Directors and/or any committee of our Board of Directors. Officers are appointed annually by our Board of Directors and each Executive Officer serves at the discretion of our Board of Directors. We do not have any standing committees. Our Board of Directors may in the future determine to pay Directors’ fees and reimburse Directors for expenses related to their activities.

None of our Officers and/or Directors have filed any bankruptcy petition, been convicted of or been the subject of any criminal proceedings or the subject of any order, judgment or decree involving the violation of any state or federal securities laws within the past five (5) years.

Audit Committee

We do not have an audit committee of the Board of Directors. Management has determined not to establish an audit committee at present because of our limited resources and limited operating activities do not warrant the formation of an audit committee or the expense of doing so. We do not have a financial expert serving on the Board of Directors or employed as an officer based on management’s belief that the cost of obtaining the services of a person who meets the criteria for a financial expert under Item 401(e) of Regulation S-B is beyond its limited financial resources and the financial skills of such an expert are simply not required or necessary for us to maintain effective internal controls and procedures for financial reporting in light of the limited scope and simplicity of accounting issues raised in our financial statements at this stage of our development.

Certain Legal Proceedings

No director, nominee for director, or executive officer has appeared as a party in any legal proceeding material to an evaluation of his ability or integrity during the past five years.

 Compliance with Section 16(A) Of the Exchange Act.

Upon the effectiveness of this Registration Statement, Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who beneficially own more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of our common shares and other equity securities, on Forms 3, 4 and 5 respectively.  Executive officers, directors and greater than 10% shareholders are required by the Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) reports they file.

Code of Ethics

The Board of Directors has established a written code of ethics that applies to the Company’s Chief Executive Officer and Chief Financial Officer. A copy of the Code of Ethics is filed as Exhibit 14.1.

EXECUTIVE COMPENSATION

Summary Table. The following table sets forth information concerning the annual and long-term compensation awarded to, earned by, or paid to the named executive officer for all services rendered in all capacities to our company, or any of its subsidiaries, for the years ended December 31, 2008, 2007 and 2006:

Summary Compensation Table
Name &Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($)	Non-Equity Incentive Plan Compensa- tion ($)	All Other Compen- sation ($)	Total ($)

Joseph Lu	2009	$240,000	$85,290	$12,000 (1)				$ 337,290
CEO	2008	84,000	636,660					718,660
	2007	84,000	1,547,780					1,631,780
	2006	84,000	656,312					740,312

Zaixiang Liu	2009	72,000	28,104	112,000 (1)				212,104
Vice President	2008	51,000	56,670					107,670
	2007	42,000	63,924					105,924
	2006	40,708	80,259					120,967

Jingshuang Liu	2009	96,000	46,784	120,000 (1)				262,784
Operations and General Manager	2008	63,300	91,221					154,521
	2007	50,400	96,264					146,664
	2006	50,400	120,708					171,108

Ronald Horne	2009	16,959	0					16,959
CFO	2008	n/a	n/a	n/a				n/a

(1)  The stock awards to Joseph Lu and Zaixiang Liu were issued beginning July 8, 2009 for services rendered on the Board of Directors through the date of issuance. This dollar estimate is based on the fair market value at the date of grant at the close of business in accordance with ASC 718-20 (formerly SFAS No. 123R, Share-Based Payment ).

Subsequent compensation.  On July 10, 2009 Zaixiang Liu was issued 500,000 shares and Jingshang Liu was issued 600,000 shares of common stock, respectively, as part of a one-time incentive to encourage long-term employment.

 Employment Agreements

The Company has formal employment agreements with the majority of its executive officers, which are attached hereto as Exhibits 10.6, 10.7, and 10.8.

The Employment Agreement for Mr. Joseph Lu, dated June 30, 2009, states that he will serve as the President and Chief Executive Officer of the Company, and that he will report directly to the Board of Directors of the Company.  Mr. Lu’s salary will be paid at an annual rate of $240,000.00, and that in addition to his salary he is eligible to receive a yearly cash bonus based on Company performance.  The employment agreement is intended to last for an indefinite duration until the employee either leaves the company or is terminated for a company violation.

The Employment Agreement for Mr. Zaixiang Fred Liu, dated June 30, 2009, states that he will serve as the Vice President of the Company in charge of Research and Development.  He will report directly to the CEO and President of the company and will receive an annual salary of $72,000.00, and is eligible to receive a yearly cash bonus based on Company performance.  The employment agreement is intended to last for an indefinite duration until the employee either leaves the company or is terminated for a company violation.

The Employment Agreement for Ms. Jingshuang (Jeanne) Liu, dated June 30, 2009, states that she will serve as the Operations and General Manager of the Company, and that she will report directly to the CEO and President of the Company.  She will receive a salary of $96,000.00 annually, and is eligible to receive a yearly cash bonus based on Company performance.  The employment agreement is intended to last for an indefinite duration until the employee either leaves the company or is terminated for a company violation.

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. The Directors shall be compensated at the rate of 5,000 shares of common stock per quarter beginning July 1, 2008.

	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)

MR Joseph Lu	0	$4,000	0	0	0	0	$4,000
MR. Zaixiang Liu	0	$4,000	0	0	0	0	$4,000
MR. Ty Measom	0	$4,000	0	0	0	0	$4,000

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our Common Stock as of January 14, 2010 for:

●

each of our executive officers and directors;

●

all of our executive officers and directors as a group; and

●

any other beneficial owner of more than 5% of our outstanding Common Stock.

Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities and include ordinary shares issuable upon the exercise of stock options that are immediately exercisable or exercisable within 60 days. Except as otherwise indicated, all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws. The information is not necessarily indicative of beneficial ownership for any other purpose.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class
Common Stock	Joseph Lu 6975 SW Sandburg Rd. Suite 326 Tigard, OR 97223-8088	133,161,000 (1)	82.99%
Common Stock	Jingshuang (Jeanne) Liu 12155 SW Ibis Terr. Beaverton, OR 97009-7108	600,000	. 37%
Common Stock	Zaixiang Fred Liu 11810 SW Koski Dr. Tigard, OR 97223-5317	560,000.35%

(1) Joseph Lu is the beneficial owner of 133,161,000 shares of common stock through the Joseph Lu Living Trust (that owns 66,550,500 shares), the Mei Yi Living Trust (his wife’s trust, that owns 66,550,500 shares).  He also owns 60,000 shares individually.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Powin Pacific Properties, LLC, which is owned by the Joseph and Mei Yi Lu Living Trust, owns several properties including:

(i) POWIN CENTER, LLC, a multi-tenant flex office/warehouse property located on Airport Way.  Powin Wooden Product Service, LLC is one of the tenants and pays $1,815 per month in rent;

(ii)Thirty-six acres in Tualatin, where the company leases two buildings, Building 12 and Building 16 for the operations of QBF and pays a total of $9,875 per month in rent (an amount that is discounted to $8,587 per month if paid within ten days of the due date); and

(iii) warehouse property on Columbia Boulevard is occasionally used by Powin-related companies, which are charged the same rates as other tenants of this space.

Further information on these properties and the payment arrangements can be found in the “Description of Properties” section herein.

Several relatives of Joseph Lu are employed by the Company.  Peter Lu is the son of Joseph Lu and is employed as a customer accounts manager.  Mei Yi Lu, Joseph Lu’s wife, is employed by the Company as the accounts payable and accounts receivable clerk.  Judy Lu, Joseph Lu’s sister, is the chief accountant for the Company. Eric Lu, Joseph Lu’s brother, is the IT manager for the Company.

Joseph Lu has a forty-five percent ownership interest in L.O.P. Enterprises, Inc. a company that is a current customer of Powin and sells outdoor cooking products under the brand “Camp Chef”.

Ty Measom has a fifty-five percent ownership interest in L.O.P. Enterprises, Inc. a company that is a current customer of Powin and sells outdoor cooking products under the brand “Camp Chef”.

Currently we do not have any formal policies or procedures in relation to the review, approval, or ratification of any transaction required to be reported.  Our standard operating procedure is to look at the market and determine what is fair or a better option.  We are currently working on implementing a more formalized procedure in place for the review, approval and ratification of transactions.

The terms of these transactions are at least as good to Powin as they are to anyone else.  If anything, they’re undercharging Powin.

SELLING SHAREHOLDERS

The following table sets forth the shares beneficially owned, as of January 14, 2010 by the selling shareholders included in this Prospectus.

Beneficial ownership is determined in accordance with Securities and Exchange Commission rules. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to dispose of, or to direct the disposition of, the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The shares acquired by David Chambers, Zaixiang Fred Liu, Jingshuang “Jeanne” Liu, and Judy Lu were all for services rendered.  The shares acquired by Danny You Lu, Peter Lu and the two Trusts were gifts from Joseph Lu.  The shares acquired by Management Guidance were for services performed in connection with the merger with Exact.  Finally, the shares acquired by Chase Chandler, Callie Jones, David Rees and Vincent & Rees were acquired through services rendered and recorded as stock for services.

As far as any position, office, or other material relationship which each selling shareholder has had within the past three years, the list is as follows:  David W. Chambers was the Company’s former CFO and accountant, Zaixiang Fred Liu has been the Vice President and Director, Jingshuang “Jeanne” Liu has been the Operations Manager and General Manager, Danny You Lu was an employee, but is no longer employed by Powin, Judy Lu is an accountant, Peter Lu is a project coordinator, Management Guidance has acted as consultants, David M. Rees, Chase Chandler, Callie Jones and Vincent & Rees, L.C. have all been legal counsel for Powin.  The Joseph Lu Living Trust has been set up for Josephs’ shares.  Joseph is the President of the company.  The Mei Yi Lu Living Trust has been set up for Me Yi Lu’s shares.  Me Yi Lu is Joseph Lu’s wife.

Additionally, we have continuing relationships with the following individuals and in the following manners:  Zaixiang Fred Liu, Jingshuang “Jeanne” Liu, Judy Lu and Peter Lu are all employees of the company.  Danny Lu is a former employee of the company. Chase Chandler, Callie Jones, David M. Rees and Vincent & Rees, L.C. are legal counsel for the company.  Finally, Management Guidance has provided consulting services for the company.

The percentages below are calculated based on 160,585,871 shares of our common stock issued and outstanding.

Name of Selling Shareholder and Position, Office, or Material Relationship with the Company	Common Shares Owned by the Selling Shareholder	Total Shares to be Registered Pursuant to this Prospectus	Total Shares After Completion of the Offering
David W. Chambers	858,300	858,300	0
Chase Chandler	30,000	30,000	0
Lisa M. Demmons (6)	20,000	20,000	0
Callie Jones	40,000	40,000	0
Zaixiang Fred Liu (Vice President and Director)	560,000	160,000	400,000
Jingshuang “Jeanne” Liu	600,000	100,000	500,000
Danny You Lu	8,000,000	2,000,000	6,000,000
Judy Lu	400,000	400,000	0
Peter Lu	8,000,000	2,000,000	6,000,000
Management Guidance (1)	3,051,111	3,051,111	0
David M. Rees	210,000	210,000	0
The Joseph Lu Living Trust (2)	66,550,500	5,000,000	61,550,500
The Mei Yi Lu Living Trust (3)	66,550,500	5,000,000	61,550,500
Vincent & Rees, L.C. (4)	150,000	150,000	0
John A Chambers (5)	2,000	2,000	0
Eloise Chambers (5)	1,000	1,000	0
Mary Langston (5)	100	100	0
Raymond Langston (5)	100	100	0
David C. McCulloch (5)	10,000	10,000	0
Jamie L. Hammock (5)	20,000	20,000	0
Robert M. Chambers (5)	1,000	1,000	0
Carson McKay (5)	1,500	1,500	0
Erin McKay (5)	1,500	1,500	0
Laura Kerr (5)	1,000	1,000	0
Colton Tidwell (5)	500	500	0
Katie Tidwell (5)	500	500	0
Meghan Chambers (5)	500	500	0
Ashley Chambers (5)	500	500	0
Edith Hugie (5)	500	500	0

(1)

Management Guidance’s natural person who exercises the sole power for the shares is John A. Nord

(2)

 The Joseph Lu Living Trust’s natural person who exercises the sole power for the shares is Huan Lin Lu

(3)

The Mei Yi Lu Living Trust’s natural person who exercises the sole power for the shares is Li Ming Liu

(4)

Vincent & Rees, L.C.’s natural person who exercises the sole power for the shares is David M. Rees

(5)

These new recipients of shares received the shares from David W. Chambers in private transactions. None of the new recipients are broker-dealers or affiliates of broker-dealers and none of the new recipients have held positions within Powin within the past three years.

(6)

Ms. Demmons is a member of our legal team and received these shares as part of the fee arrangement we have with our legal counsel Vincent & Rees, L.C.

Shares of Common Stock and Classes of Warrants Offered for Resale”

Total Shares of Common Stock	Class A Warrants and Class B Warrants	Total Shares Registered
19,060,111	Class A: 5,515,879	30,091,869
	Class B: 5,515,879

There has been no market for our securities.  Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with FINRA for our common stock to be eligible for trading on the Over the Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application.   The selling security holder will be offering the shares of common stock being covered by this prospectus at a fixed price of $0.10 per share until a market develops and thereafter at prevailing market prices or privately negotiated prices. The fixed price of $0.10 has been determined arbitrarily.

Once a market has been developed for our common stock, the shares may be sold or distributed from time to time by the selling security holders directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods: (a) ordinary brokerage transactions and transactions in which the broker solicits purchasers; (b) privately negotiated transactions; (c) market sales (both long and short to the extent permitted under the federal securities laws); (d) at the market to or through market makers or into an existing market for the shares; (e) through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); and (f) a combination of any of the aforementioned methods of sale.

In the event of the transfer by any of the selling security holders of its common shares to any pledgee, donee or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the selling security holder who has transferred his, her or its shares.

In effecting sales, brokers and dealers engaged by the selling security holders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from a selling security holder or, if any of the broker-dealers act as an agent for the purchaser of such shares, from a purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with a selling security holder to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the selling security holder if such broker-dealer is unable to sell the shares on behalf of the selling security holder. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above.

Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such resales, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above.

The selling security holders and any broker-dealers or agents that participate with the selling security holders in the sale of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

From time to time, any of the selling security holders may pledge shares of common stock pursuant to the margin provisions of customer agreements with brokers. Upon a default by a selling security holder, their broker may offer and sell the pledged shares of common stock from time to time. Upon a sale of the shares of common stock, the selling security holders intend to comply with the prospectus delivery requirements under the Securities Act by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act which may be required in the event any of the selling security holders defaults under any customer agreement with brokers.

To the extent required under the Securities Act, a post effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We and the selling security holders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as a selling security holder is a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling security holders, the purchasers participating in such transaction, or both.

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 600,000,000 Common Shares, $0.001 par value per share 25,000,000 shares of preferred stock at a par value of $100.00 per share.

On July 8, 2008, the Company approved the issuance of warrants to the shareholders of Exact Identification Corporation. According to the agreement, the shareholders were each issued one Warrant A and one Warrant B for each (post-reverse split) share owned in the Company.  Each Warrant “A” has the right to purchase one share of Investment Common stock at two dollars ($2.00) per share for a period of one year and each Warrant “B” has the right to purchase one share of Investment Common stock at three dollars ($3.00) per share for a period of two years.

On May 31, 2009, the Company approved the extension of the above-mentioned warrants.  The term of Warrant A was extended for a period of one year following the effectiveness of this registration statement, and the Term of Warrant B was extended for a period of two years following the effectiveness of this registration statement.

Common Stock

As of January 14, 2010, 160,585,871 shares of Common Stock are issued and outstanding.  Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote.

Holders of common stock do not have cumulative voting rights.  Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors.  The presence, in person or by proxy, of shareholders holding at least fifty-one (51%) percent of the shares entitled to vote shall be necessary to constitute a quorum at any meeting of our stockholders.  A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds.  In the event of liquidation, dissolution or corporate wind up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We have authorized 25,000,000 shares of preferred stock at a par value of $100.00 per share. We currently have 4,737 shares of preferred stock issued and outstanding.

Warrants

On July 8, 2008, the Company approved the issuance of warrants to the shareholders of Exact Identification Corporation. According to the agreement, the shareholders were each issued one Warrant A and one Warrant B for each (post-reverse split) share owned in the Company.  Each Warrant “A” has the right to purchase one share of common stock at two dollars ($2.00) per share for a period of one year and each Warrant “B” has the right to purchase one share of common stock at three dollars ($3.00) per share for a period of two years.

On May 31, 2009, the Company approved an extension of these warrants.  The rights to purchase common stock under Warrant A shall be extended to one year following the date of the effectiveness of this registration statement. The rights to purchase common stock under Warrant B shall be extended to two years following the date of the effectiveness of this registration statement.

Options

As of January 14, 2010, we have not granted any stock options.

Registration Expenses

All fees and expenses incident to the registrations will be borne by us whether or not any securities are sold pursuant to a registration statement.

OTC Bulletin Board

Our common stock is not currently traded in the over-the-counter market.  The Company plans to file a Form 211 and to apply for a symbol on the OTC Bulletin Board.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is OTR, Inc.  It is located at 1000 SW Broadway, Suite 920, Portland, OR 97205.  Its phone number is (503) 225-0375

SHARES ELIGIBLE FOR FUTURE SALE

As of January 14, 2010, we had outstanding 160,585,871 shares of common stock.

Shares Covered by this Prospectus

All of the 30,091,869 shares of Common Stock being registered in this offering may be sold without restriction under the Securities Act.

Rule 144

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Rule 144 allows for the public resale of restricted and control securities if a number of conditions are met.  Meeting the conditions includes holding the shares for a certain period of time, having adequate current information, looking into a trading volume formula, and filing a notice of the proposed sale with the SEC.

Because Exact was considered a “shell” corporation at the time of the Merger, certain rules and restrictions related to Rule 144 apply. Under the final rules amending Rule 144 which became effective on February 15, 2008, securities initially issued by a shell company or a company that was at any time previously a shell company may only be resold in reliance on Rule 144 if these conditions an met:

•

The issuer of the securities that was formerly a shell company has ceased to be a shell company.

•

The issuer is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act.

•

The issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months or shorter period that the issuer was required to file the reports and materials.

•

At least one year has ceased from the time the issuer filed the current “Form 10 type information” (including information such as (among other things) the description of the business, risk factors, financial information, security ownership of certain management, executive compensation, list of officers and directors, certain relationships and related transactions, legal proceedings, market price and dividends, description of shares to be registered, financial statements and supplementary data, and accounting summaries and consents)  reflecting its status as an entity that is not a shell company.

Upon the Merger with Powin, Exact ceased to be a shell company.  Upon the effective notice of this prospectus, the Company will begin filing periodic reports and other documents as required by the SEC. Once these conditions are met, and the relevant time period as set forth in Rule 144 has elapsed, the Selling Shareholders and other shareholders of the corporation will be eligible to sell their shares under Rule 144.

PLAN OF DISTRIBUTION

The Selling Security Holders and any of their pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of our common stock on any stock exchange, market or trading facility on which the shares are traded or quoted or in private transactions. These sales may be at fixed or negotiated prices. The Selling Security Holders may use any one or more of the following methods when selling shares:

•

ordinary brokerage transactions and transactions in which the broker-dealer solicits Investors;

•

block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•

purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•

an exchange distribution in accordance with the rules of the applicable exchange;

•

privately negotiated transactions;

•

to cover short sales made after the date that this prospectus is declared effective by the Commission;

•

broker-dealers may agree with the Selling Security Holders to sell a specified number of such shares at a stipulated price per share;

•

a combination of any such methods of sale; and

•

any other method permitted pursuant to applicable law.

The Selling Security Holders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Security Holders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Security Holders, or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser, in amounts to be negotiated. The Selling Security Holders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The Selling Security Holders may from time to time pledge or grant a security interest in some or all of the shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of our common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling security holders to include the pledgee, transferee or other successors in interest as selling security holders under this prospectus.

Upon our being notified in writing by a Selling Security Holder that any material arrangement has been entered into with a broker-dealer for the sale of our common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such Selling Security Holder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of our common stock were sold, (iv)the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In addition, upon our being notified in writing by a Selling Security Holder that a donee or pledgee intends to sell more than 500 shares of our common stock, a supplement to this prospectus will be filed if then required in accordance with applicable securities law.

The Selling Security Holders also may transfer the shares of our common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Security Holders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of Securities will be paid by the Selling Security Holder and/or the purchasers. Each Selling Security Holder has represented and warranted to us that it acquired the securities subject to this prospectus in the ordinary course of such Selling Security Holder’s business and, at the time of its purchase of such securities such Selling Security Holder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities.

We have advised each Selling Security Holder that it may not use shares registered on this prospectus to cover short sales of our common stock made prior to the date on which this prospectus shall have been declared effective by the Commission. If a Selling Security Holder uses this prospectus for any sale of our common stock, it will be subject to the prospectus delivery requirements of the Securities Act. The Selling Security Holders will be responsible to comply with the applicable provisions of the Securities Act and Exchange Act, and the rules and regulations there under promulgated, including, without limitation, Regulation M, as applicable to such Selling Security Holders in connection with resales of their respective shares under this prospectus.

We are required to pay all fees and expenses incident to the registration of the shares, but we will not receive any proceeds from the sale of our common stock. We have agreed to indemnify the Selling Security Holders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

LEGAL PROCEEDINGS

We are not presently a party to any litigation, nor to our knowledge and belief is any litigation threatened or contemplated.

The validity of the common stock being offered by this prospectus will be passed upon for us by Vincent & Rees, L.C., of Salt Lake City, Utah, which has acted as our counsel in connection with this offering.

INTERESTS OF NAMED EXPERTS AND COUNSEL

Except as disclosed herein, no expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Our legal counsel, Vincent & Rees, L.C., receives 25,000 shares of our common stock per month in exchange for the legal services performed. An aggregate of 450,000 have been issued to Vincent & Rees, L.C. and its associates and affiliates to date and all of those shares are being registered under this registration statement.

The financial statements included in this prospectus and the registration statement have been audited by Hawkins Accounting, CPA. an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

On December 7, 2009, R.R. Hawkins and Associates International, PSC was dismissed as our independent registered public accounting firm. On the same date, December 7, 2009, the accounting firm of Anton & Chia, CPAs was engaged as the Registrant’s new independent registered public accounting firm. The Registrant’s Board of Director’s approved both the dismissal of Hawkins and the engagement of ANTON & CHIA, CPAS on December 7, 2009.

Except as described below, the report of Hawkins on the consolidated financial statements of Powin Corporation. as of and for the years ending December 31, 2008 and 2007 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles for the time periods listed herein as described under Item 304 (a)(1)(ii) of Item 304 of Regulation S-K.

During the period that Hawkins was the Registrant’s independent registered public accounting firm, we (or someone on our behalf) have not consulted with ANTON & CHIA, CPAS, or any other auditor, regarding any accounting or audit concerns for the two most recent years and the subsequent interim period through the date the firm was engaged, to include, but not by way of limitation, those stated in Item 304 of Regulation S-K.

During the Registrant’s two most recent fiscal years ended December 31, 2008 and 2007, and through the date of dismissal, the Registrant has not had any disagreements with Hawkins, whether resolved or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to said accountants' satisfaction, would have caused it to make reference to the subject matter of the disagreements(s) in connection with its report.  Additionally, there have been no reportable events within the meaning set forth in Item 304 of Regulation S-K.

The Registrant has provided Hawkins with a copy of this Registration Statement before it was filed and requested that Hawkins furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of Hawkins’s letter dated February 22, 2010 is filed as Exhibit 16.1 to this Registration Statement.

TRANSFER AGENT

The transfer agent and registrar for our Common Stock is OTR, Inc.  It is located at 1000 SW Broadway, Suite 920, Portland, OR 97205.  Its phone number is (503) 225-0375.

AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the common stock offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedule thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding our common stock and our company, please review the registration statement, including exhibits, schedules and reports filed as a part thereof. Statements in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement, set forth the material terms of such contract or other document but are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the registration statement.

We will also be subject to the informational requirements of the Exchange Act upon the registration statement’s effectiveness, which requires us to file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information along with the registration statement, including the exhibits and schedules thereto, may be inspected at public reference facilities of the SEC at 100 F Street N.E, Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s Internet website at http://www.sec.gov.

FINANCIAL STATEMENTS

BASIS OF PRESENTATION

The accompanying financial statements, as of September 30, 2009 and for the nine months ended September 30, 2009 and 2008, and for the years ended December 31, 2008 and 2007, have been prepared by the Company. Pursuant to the rules and regulations of the Securities and Exchange Commission (the "SEC"), certain information and footnote disclosures normally included in the financial statements prepared in accordance with accounting principles generally accepted in the United States of America ("US GAAP") have been condensed or omitted pursuant to such rules and regulations.

In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the Company's financial position as of September 30, 2009, results of operations and cash flows for the nine months ended September 30, 2009 and 2008 have been made. The results of operations for the nine months ended September 30, 2009 are not necessarily indicative of the operating results for the full year.

POWIN CORPORATION

CONSOLIDATED BALANCE SHEETS

As of September 30, 2009 (Unaudited) and December 31, 2008 (Audited)

	9/30/2009	12/31/2008
ASSETS
Current Assets
Cash	$957,518	$1,300,996
Trade Accounts Receivable, Less Allowance for
Doubtful Accounts of $250,000 for 2009 and 2008	6,717,061	7,415,357
Other Receivables	118,573	93,745
Inventory	3,292,861	1,394,291
Prepaid Expenses	47,754	84,278
Deferred Tax Asset	-	184,292
Total Current Assets	11,133,767	10,472,959

Property and Equipment-net	1,114,118	1,358,343

Deposits	398,750	8,695

TOTAL ASSETS	$12,646,635	$11,839,997

LIABILITIES and STOCKHOLDER'S EQUITY
Current Liabilities
Lines of Credit	$650,000	$1,106,700
Trade Accounts Payable	4,659,084	5,068,683
Accrued Payroll and Other Accrued Expenses	248,999	314,337
Loans from Shareholder	109,882	109,882
Deferred Tax Liability	604,451	-
Total Current Liabilities	6,272,416	6,599,602

STOCKHOLDER'S EQUITY
Preferred Stock, $100 Par Value, 4,737 Shares
Issued and Outstanding	473,700	414,200
Common Stock, $0.001 Par Value, 600,000,000 Shares
Authorized; 160,435,879 Shares Issued and Outstanding	160,436	158,595
Additional Paid-in Capital	8,868,100	8,902,891
Retained Earnings	(3,128,017)	(4,235,291)

Total Stockholder's Equity	6,374,219	5,240,395

TOTAL LIABILITIES and STOCKHOLDER'S EQUITY	$12,646,635	$11,839,997

The Accompanying Notes Are an Integral Part of These Financial Statements

POWIN CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

For the nine months ended September 30, 2009 and 2008

	2009	2008
REVENUE
Revenues- Net	$29,336,743	$30,139,085
Cost of Sales	25,430,521	25,930,107
Gross Profit	3,906,222	4,208,978

OPERATING EXPENSES
Salaries and Wages	484,329	598,632
Payroll Taxes	160,049	117,411
Depreciation Expense	259,369	207,551
Rent	231,308	240,501
Telephone	26,534	24,171
Utilities	43,094	39,177
Insurance	17,044	55,923
Office Expense	6,531	25,277
Legal & Professional	159,429	73,513
Advertising	84,545	9,320
Repairs & Maintenance – Equipment	30,725	37,871
Subcontractors	51,799	94,177
Supplies	42,715	81,674
Hand Tools	9,197	673
Shop Laundry Service	3,233	2,490
General & Administrative	446,686	450,729

General and Administrative Expenses	2,056,587	2,059,090

Income from Operations	1,849,635	2,149,888

Other Income (Expense)
Interest – Net	(15,683)	(26,055)
Miscellaneous	62,065	16,510
Total Other Income (Expense)	46,382	(9,545)

Income Before Provision for Income Tax	1,896,017	2,140,343

Provision for Income Taxes	788,743	175,705
Net Income	$1,107,274	$1,964,638

Earnings per Share	$0.01	$0.01

Weighted Average Shares	159,255,269	152,329,807

The Accompanying Notes Are an Integral Part of These Financial Statements\

POWIN CORPORATION

CONSOLIDATED STATEMENTS OF STOCKHOLDER’S EQUITY

					Additional		Total
	Preferred Stock		Common Stock		Paid-in	Retained	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Earnings	Equity
Balance at 12/31/2007	-	-	150,000,000	150,000	110,000	2,789,790	3,049,790
Shares effectively issued to former
Exact shareholders as of the
date of the recapitalization	4,142	414,200	5,445,099	5,445	7,031,066	(6,766,365)	684,346
Shares Issued for Service	-	-	3,150,000	3,150	44,100	-	47,250
From Sub-Chapter S to C Corp	-	-	-	-	1,717,725	(1,717,725)	-
Net Income	-	-	-	-	-	1,459,009	1,459,009
Balance at 12/31/2008	4,142	414,200	158,595,099	158,595	8,902,891	(4,235,291)	5,240,395
Accounting adjustment	-	-	70,780	71	(71)	-	-
Preferred Dividends Declared	595	59,500	-	-	(59,500)	-	-
Bonus Shares to employees	-	-	1,620,000	1,620	22,680	-	24,300
Shares Issued for Service	-	-	150,000	150	2,100	-	2,250
Net Income	-	-	-	-	-	1,107,274	1,107,274
Balance at 09/30/2009	4,737	473,700	160,435,879	160,436	8,868,100	(3,128,017)	6,374,219

The Accompanying Notes Are an Integral Part of These Financial Statements

POWIN CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the nine months ended September 30, 2009 and 2008

	2009	2008
CASH FLOW FROM OPERATING ACTIVITIES
Net Income	$1,107,274	$1,964,638
Adjustments to Reconcile Net Income to Net Cash
Provided by (Used in) Operating Activities
Depreciation and Amortization	259,369	207,551
Shares issued for service	2,250	-
Shares Bonus to employees	24,300	-
Provision for Income Tax	788,743	(116,651)
Changes in Operating Assets and Liabilities
Trade Accounts Receivable	698,296	1,003,003
Other Receivables	(24,828)	(59,844)
Inventories	(1,898,570)	(1,369,304)
Prepaid Expenses	36,524	(129,860)
Deposits	(390,055)	-
Trade Accounts Payable	(409,599)	(1,520,197)
Accrued Payroll and Other Liabilities	(65,338)	(31,734)

Total Cash Flow from Operating Activities	128,366	(52,398)

CASH FLOW USED IN INVESTING ACTIVITIES
Capital Expenditures	(15,144)	(604,632)

Total Cash Flows used in Investing Activities	(15,144)	(604,632)

CASH FLOW (USED) FROM FINANCING ACTIVITIES
Net Proceeds (Payments) Under Line-of-Credit	(456,700)	138,930
Stockholder Contributions	-	684,346

Total Cash Flows (used) from Financing Activities	(456,700)	823,276

Net Increase (Decrease) in Cash	(343,478)	166,246

Cash at Beginning of Year	1,300,996	780,812

Cash at End of Year	$957,518	$947,058

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Interest Paid	$16,249	$30,508

The Accompanying Notes Are an Integral Part of These Financial Statements

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

Powin Corporation (the “Company”)  works with various manufacturers in China that manufactures a variety of products for distribution in the United States of America.  The Company’s client base includes distributors in the transportation, medical, sports, camping, fitness, packaging and furniture industries.  Operations outside the United States of America are subject to risks inherent in operating under different legal systems and various political and economic environments.  Among the risks are changes in existing tax laws, possible limitations on foreign investment and income repatriation, government price or foreign exchange controls, and restrictions on currency exchange. Net assets of foreign operations accounted for less than 1 percent of total net assets in 2008 and 2007.

In April 2006 the Company purchased the equipment of Quality Bending and Fabrication, LLC (QBF) in exchange for $1,500,750 in cash.  The acquisition of QBF was made to expand the Company’s operations and diversify in its industrial base and future growth.

In October 2007 the Company purchased the equipment of Maco Wood products, Inc. in exchange for $11,200 in cash.  The acquisition of Maco Wood Products was made to expand the Company’s operations and increase its future industrial base and future growth.  Assets obtained from this acquisition are being used by the Company’s wholly-owned subsidiary, Powin Wooden Product Service, Inc.

On July 8, 2008 Powin’s shareholder approved an agreement with Exact Identification Corporation whereby it was agreed that the Company would merge with and into Exact Identification Corporation (the “Merger”) in order to combine efforts and maximize company growth.  Immediately prior to the Merger, Exact was considered a shell company, although the company had sustained operations for over a dozen years prior to ceasing operations early in the decade. July 8, 2008 is the official date the reverse recapitalization was consummated.  The Articles of Merger were filed with the State of Nevada on August 21, 2008.  As a result of this transaction, the Company has merged with and into Exact Identification Corporation.  A name change was also filed in connection with the Articles of Merger on August 21, 2008, and the combined entity is now referred to as “Powin Corporation.”  Immediately prior to the Merger, Exact underwent a 1:25 reverse stock split, bringing the number of shares outstanding in Exact to 5,223,027.  Pursuant to the Merger, Joseph Lu (the sole shareholder of Powin prior to the Merger) received 150,000,000 shares of the Company’s common stock in exchange for 1,000 shares of Powin’s no-par value stock.  The combination of Exact ID and Powin was classified for accounting purposes as a reverse merger with Powin acting as the acquirer.  Then Powin merged into Exact ID and Exact’s shares were then retained by Joseph Lu as consideration for the merger.

Due to the consummation, the Company is no longer an S-Corporation; therefore the company’s future earnings will be subject to Federal income tax. For accounting purposes, Powin Corporation is the acquiring entity.  The historical financial statements prior to December 31, 2008 are those of Powin Corporation.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Powin Corporation and its wholly-owned subsidiaries, Quality Bending and Fabrication, LLC (QBF) and Powin Wooden Product Service, Inc.  All intercompany accounts and transactions have been eliminated in consolidation.

Cash and Cash Equivalents

The Company considers all highly liquid temporary cash investments with an original maturity of three months or less to be cash equivalents.  At September 30, 2009 and 2008, respectively, the Company had no cash equivalents.

Trade Accounts Receivable

Trade accounts receivable are carried at their estimated collectible amounts.  Trade credit is generally extended on a short-term basis; thus, trade accounts receivable do not bear interest.  Trade accounts receivable are periodically evaluated for collectability based on past credit history with customers and their current financial condition.  Balances outstanding after management has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to trade accounts receivable.  The Company’s trade accounts receivable at September 30, 2009 is down nine percent from the year-ended December 31, 2008 or approximately $700,000, mainly due to sales being down three percent or approximately $800,000 from the same nine-months period ended September 30, 2008.  The impact of sales on trade accounts receivable is discussed further under Business Segment Reporting

Inventories

Inventory consists of parts and equipment including electronic parts and components, furniture, rubber products, plastic products and exercise equipment and is valued at the lower of cost (first-in, first-out method) or market.

Property and Equipment

Property and equipment are carried at cost less accumulated depreciation and amortization.  For financial reporting and income tax purposes, the costs of property and equipment are depreciated and amortized over the estimated useful lives of the assets, ranging from three to seven years, using principally the straight-line method for financial reporting purposes and an accelerated method for income tax purposes.  Costs associated with repair and maintenance of property and equipment are expensed as incurred.  Changes in circumstances, such as technological advances, changes to the Company’s business model or capital strategy could result in actual useful lives differing from the Company’s estimates.  In those cases where the Company determines that the useful life of property and equipment should be shortened, the Company would depreciate the asset over its revised remaining useful life thereby increasing depreciation expense.

Revenue Recognition

The Company will recognize revenue on arrangements in accordance with FASB ASC No. 605, “Revenue Recognition”.  In all cases, revenue is recognized only when the price is fixed and determinable, persuasive evidence of an arrangement exists, the service is performed and collectability of the resulting receivable is reasonably assured. Most of the Company’s products are imported from China and shipped direct to the customer ether FOB Port of Origin or FOB Shipping Destination U.S.  If the product is shipped FOB Port of Origin revenue is recognized at time of delivery to the China shipping doc, the proper bills-of-lading have been signed by the customer’s agent and delivered to the Company’s representative in China, only then does the Company consider the order complete and ownership has passed to the customer and revenue is recognized.  Product shipped FOB Shipping Destination U.S., revenue is recognized when product is off-loaded at the U.S. Port of Entry and delivered to the customer, all delivery documents have been signed by the receiving customer, the order is considered complete and ownership has passed to the customer and revenue is recognized.  Product shipped directly to the Company’s warehouse or manufactured by the Company in the U.S. then shipped to the customer, revenue is recognized at time of shipment as it is determined that ownership has passed to the customer at shipment and revenue is recognized.   The Company considers the terms of each arrangement to determine the appropriate accounting treatment.  Amounts billed to customers for freight and shipping is classified as revenue.

For orders placed by a customer needing customized manufacturing, the Company requires the customer to issue its signed Purchase Order with documentation identifying the specifics of the product to be manufactured.  Revenue is recognized on customized manufactured product at completion and shipment of the product.  If the customer cancels the Purchase Order after the manufacturing process have begun the Company invoices the customer for any manufacturing costs incurred and revenue is recognized.  Orders canceled after shipment is fully invoiced to the customer and revenue is recognized.

Cost of Goods Sold

Cost of goods sold includes cost of inventory sold during the period, net of discounts and allowances, freight and shipping costs, warranty and rework costs, and sales tax.

Advertising

The Company expenses the cost of advertising as incurred.  As of September 30, 2009 and 2008, the amount charged to advertising expense was $84,545 and $9,320, respectively.

Income Taxes

Prior to July 8, 2008, the Company had elected under the Internal Revenue Code to be an S Corporation.  In lieu of corporation income taxes, the stockholder of an S Corporation is taxed on his proportionate share of the Company’s taxable income.  Due to the merger on July 8, 2008, the Company is now subject to Federal income tax.

Use of Estimates

The process of preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues and expenses.  Management of the Company has made certain estimates and assumptions regarding the market value of various items of inventories, the carrying amount of investments, and the collectability of accounts receivable.  Such estimates and assumptions primarily relate to unsettled transactions and events as of the date of the financial statements.  Accordingly, upon settlement, actual results may differ from estimated amounts.

Earnings Per Share

Basic earnings per share is calculated using the weighted-average number of common shares outstanding during each reporting period. Diluted earnings per share includes potentially dilutive securities such as outstanding options and warrants, using various methods such as the treasury stock or modified treasury stock method in the determination of dilutive shares outstanding during each reporting period.

Earnings per share at September 30, 2009 and 2008 is as follows.

09/30/2009 - Basic Earnings Per Share Computation
Net Income				$ 1,107,274
Less: Preferred Stock Dividend				-
Income available to common stockholders				$ 1,107,274

Issue Date	# Shares Issued	Cumulative	Days Outstanding	Weighted Average
12/31/2008	158,595,099	158,595,099	273	158,595,099
1/1/2009	70,780	158,665,879	272	70,781
6/30/2009	1,500,000	160,165,879	92	507,353
7/1/2009	150,000	160,315,879	91	50,154
7/13/2009	120,000	160,435,879	79	34,853
9/30/2009	160,435,879	160,435,879		159,258,269
Basic Earnings Per Share				$ 0.01

9/30/2009 - Diluted Earnings Per Share Computation
Income available to common stockholders	1,107,274
Plus: Income impact of assumed conversions
Preferred Stock Dividend	-
Income available to common stockholders plus assumed conversions	1,107,274

Weighted Average Shares	159,258,269
Plus: Incremental shares from assumed conversions
Convertible preferred stock	947,400
Warrants	11,031,758
Adjusted weighted average shares	171,237,427
Diluted Earnings Per Share	$ 0.01

09/30/2008 - Basic Earnings Per Share Computation
Net Income				$ 1,964,638
Less: Preferred Stock Dividend				-
Income available to common stockholders				$ 1,964,638

Issue Date	# Shares Issued	Cumulative	Days Outstanding	Weighted Average
12/31/2007	150,000,000	150,000,000	273	150,000,000
7/18/2008	5,445,099	155,445,099	74	1,475,961
7/18/2008	3,150,000	158,595,099	74	853,846
9/30/2008	158,595,099	158,595,099		152,329,807
Basic Earnings Per Share				$ 0.01

9/30/2008 - Diluted Earnings Per Share Computation
Income available to common stockholders	$ 1,964,638
Plus: Income impact of assumed conversions
Preferred Stock Dividend	-
Income available to common stockholders plus assumed conversions	$ 1,964,638

Weighted Average Shares	152,329,807
Plus: Incremental shares from assumed conversions
Convertible preferred stock	828,400
Warrants	11,031,758
Adjusted weighted average shares	164,189,965
Diluted Earnings Per Share	$ 0.01

Fair value of Financial Instruments

The Company adopted ASC topic 820, “Fair Value Measurements and Disclosures” (ASC 820), formerly SFAS No. 157 “Fair Value Measurements,” effective January 1, 2009. ASC 820 defines “fair value” as the price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. There was no impact relating to the adoption of ASC 820 to the Company’s financial statements.

ASC 820 also describes three levels of inputs that may be used to measure fair value:

●

Level 1: Observable inputs that reflect unadjusted quoted prices for identical assets or liabilities traded in active markets

●

Level 2: Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

●

Level 3: Inputs that are generally unobservable. These inputs may be used with internally developed methodologies that result in management’s best estimate of fair value.

Financial instruments consist principally of cash, prepaid expenses, accounts payable, and accrued liabilities. The carrying amounts of such financial instruments in the accompanying balance sheets approximate their fair values due to their relatively short-term nature. It is management’s opinion that the Company is not exposed to any significant currency or credit risks arising from these financial instruments.

Common Stock

The Company uses the fair value recognition provision of ASC 718, “Compensation-Stock Compensation,” which requires the Company to expense the cost of employee services received in exchange for an award of equity instruments based on the grant date fair value of such instruments. The Company uses the Black-Scholes option pricing model to calculate the fair value of any equity instruments on the grant date.

The Company also uses the provisions of ASC 505-50, “Equity Based Payments to Non-Employees,” to account for stock-based compensation awards issued to non-employees for services. Such awards for services are recorded at either the fair value of the services rendered or the instruments issued in exchange for such services, whichever is more readily determinable, using the measurement date guidelines enumerated in ASC 505-50.

NOTE 2:  RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In June 2009, the FASB issued ASC 105 Accounting Standards Codification TM and the Hierarchy of Generally Accepted Accounting Principles. The FASB Accounting Standards Codification TM (the “Codification”) has become the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in accordance with Generally Accepted Accounting Principles (“GAAP”). All existing accounting standard documents are superseded by the Codification and any accounting literature not included in the Codification will not be authoritative. Rules and interpretive releases of the SEC issued under the authority of federal securities laws, however, will continue to be the source of authoritative generally accepted accounting principles for SEC registrants. Effective September 30, 2009, all references made to GAAP in our consolidated financial statements will include references to the new Codification. The Codification does not change or alter existing GAAP and, therefore, will not have an impact on our financial position, results of operations or cash flows.

In June 2009, the FASB issued changes to the consolidation guidance applicable to a variable interest entity (VIE). FASB ASC Topic 810, "Consolidation," amends the guidance governing the determination of whether an enterprise is the primary beneficiary of a VIE, and is, therefore, required to consolidate an entity, by requiring a qualitative analysis rather than a quantitative analysis. The qualitative analysis will include, among other things, consideration of who has the power to direct the activities of the entity that most significantly impact the entity's economic performance and who has the obligation to absorb losses or the right to receive benefits of the VIE that could potentially be significant to the VIE. This standard also requires continuous reassessments of whether an enterprise is the primary beneficiary of a VIE. FASB ASC 810 also requires enhanced disclosures about an enterprise's involvement with a VIE. Topic 810 is effective as of the beginning of interim and annual reporting periods that begin after November 15, 2009. This will not have an impact on the Company’s financial position, results of operations or cash flows.

In June 2009, the FASB issued Financial Accounting Standards Codification No. 860 - Transfers and Servicing. FASB ASC No. 860 improves the relevance, representational faithfulness, and comparability of the information that a reporting entity provides in its financial statements about a transfer of financial assets; the effects of a transfer on its financial position, financial performance, and cash flows; and a transferor's continuing involvement, if any, in transferred financial assets. FASB ASC No. 860 is effective as of the beginning of each reporting entity's first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period and for interim and annual reporting periods thereafter. The Company is evaluating the impact the adoption of FASB ASC No. 860 will have on its financial statements.

 NOTE 3:  CONCENTRATIONS OF CREDIT RISK

As of September 30, 2009, three customers accounted for 76 percent of the Company’s trade receivables (88 percent in 2008).  Trade accounts receivable past due over 90 days at September 30, 2009 and 2008 were $661,880 and $832,118 respectively.  Management does not normally require collateral for trade accounts receivable.

In 2009 the Company purchased a substantial portion of its supplies and raw materials from three suppliers which accounted for approximately 83 percent of total purchases (four vendors accounted for 88 percent in 2008).  Further, in 2009 the Company has been required to make deposit payments to vendors for products being imported from Europe, at September 30, 2009 deposits made is $369,409.

The Company places its cash with high credit quality financial institutions but retains a certain amount of exposure as cash is held primarily with one financial institution and deposits are only insured to the Federal Deposit Insurance Corporation limit of $250,000.  The Company also maintains cash balances in money market funds.

The Company maintains its cash in bank accounts which, at times, may exceed federally insured limits.  The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk.

NOTE 4:  INVENTORIES

Inventories consist of the following at September 30, 2009 and December 31, 2008:

2009

2008

Raw Materials

$

141,121

$

154,912

Work in Process

10,178

37,724

Finished Goods

3,141,562

1,201,655

$

3,292,861

$

1,394,291

NOTE 5:  PROPERTY AND EQUIPMENT

Property and equipment consist of the following at September 30, 2009 and December 31, 2008:

2009

2008

Furniture and Fixtures

$

6,772

$

6,722

Vehicles

92,423

92,423

Equipment

1,924,518

1,912,159

Computers

24,982

22,198

2,048,695

2,033,552

Accumulated Depreciation and Amortization

(934,577)

(675,209)

Property and Equipment – Net

$

1,114,118

$

1,358,343

Depreciation and amortization of property and equipment charged to operations was $277,456 for 2008, $226,329 for 2007, and $154,733 for 2006.

The estimated useful lives of the Company’s property and equipment are as follows:

Building

39 years

Manufacturing Equipment

7-15 years

Office Equipment & Computers

3-5 years

Autos

5-7 years

NOTE 6:  BANK LINES OF CREDIT

The Company and its subsidiary, QBF, have short-term lines of credit with a bank with maximum borrowings available at September 30, 2009 of $1,000,000 and $650,000, respectively.  The maturity date for the Company’s line of credit is September 1, 2010 and September 12, 2010 for QBF.  The lines of credit are secured by all receivables, inventory, and equipment and are personally guaranteed by the Company’s majority stockholder.  Interest is at the rate of 4 percent for the Company and 4 percent for QBF at September 30, 2009, and at a rate of 8.25 percent for the Company and 5 percent for QBF at September 30, 2008.  Balances outstanding at September 30, 2009 and 2008 were $650,000 and $627,700, respectively.

The Company’s line of credit is subject to standard financial and non-financial covenants, however, none of the covenants relate to financial statement based ratios, such as working capital ratios, etc. The Company’s line of credit covenants relate to outstanding notes, receivables and cash flow, and the Company is not subject to any negative covenants.   Due to a loan by Powin to its subsidiary (which may have violated the terms of the line of credit), the Company sought an opinion letter and waiver from the lender on August 26, 2009 clarifying this issued. The Company received a letter from the lender stating that the “companies have performed as agreed and the companies are not in violation of covenants with the bank that are referenced in the business loan agreement. The bank deems both companies in good standing and overall performance since credit facilities were established with the bank.”   The Company was in compliance with all covenants at September 30, 2009 and 2008.  QBF’s line of credit is subject to standard financial and non-financial covenants however, none of the covenants relate to financial statement based ratios, such as working capital ratios, etc.  QBFs line of credit covenants relate to outstanding notes, receivables and cash flow, but it is subject to negative covenants, which state that QBF will not loan, invest in or advance money or assets to any other person, enterprise or entity.  QBF was in compliance with all covenants at September 30, 2009and 2008.

NOTE 7:  OPERATING LEASES

The Company conducts its operations from leased facilities.  The facilities lease requires the Company to pay utilities and calls for a periodic adjustment to the minimum rental payments.  The Company has also entered into a lease agreement for additional storage space.  The storage space lease calls for a periodic adjustment to the minimum rental payments.  This lease will expire in November 2010.

Minimum future rental payments under non-cancelable operating leases having remaining terms in excess of one year as of December 31, 2008 are as follows:

Years Ending

December 31,

        Amount

2009

$84,108

2010

  9,400

$

   93,508

The Company’s lease for Powin Wooden is on a month-to-month basis.  The Company’s lease for QBF expires on August 31, 2008, but the lease has been renewed for one year.

As of September 30, 2009 and 2008, total rental expense for all operating leases aggregated $231,308 and $240,501, respectively.

NOTE 8:  CAPITAL STOCK

In December 2008, the Company issued 3,150,000 shares of stock to compensate two consulting firms, at $0.015 per share for their work at a total expense to Legal & Professional expense of $47,250 to the Company and is reflected in Shareholder’s Equity as an increase of Common Stock of $3,150 (par at $0.001 times shares issued of 3,150,000) and Additional Paid in Capital of $44,100.

In June 2009, the Company declared preferred stock dividends.  The Company accrued a total of 595 stock dividends at $100 par value and a $59,500 increase Preferred Stock.  The stock dividends have not been issued to the preferred stockholders at September 30, 2009.

In June 2009, the Company issued bonus stock to three employees, 400,000 to Judy Lu, 600,000 to Jingshuang (Jeanne) Liu and 500,000 to Zaixiang Fred Liu for a total of 1,500,000 shares issued at $0.015 per share, with an expense to Salaries and Wages of $22,500 to the Company and is reflected in Shareholder’s Equity as an increase of Common Stock of $1,500 (par at $0.001 times shares issued of 1,500,000) and Additional Paid in Capital of $21,000.

In July 2009, the Company issued 150,000 shares of stock to compensate a consulting firm, at $0.015 per share for its work at a total expense to Legal & Professional expense of $2,250 to the Company and is reflected in Shareholder’s Equity as an increase of Common Stock of $150 (par at $0.001 times shares issued of 150,000) and Additional Paid in Capital of $2,100.

In July 2009, the Company issued bonus stock to two employees, 60,000 to Joseph Lu and 60,000 to Zaixiang Fred Liu for a total of 120,000 shares issued at $0.015 per share, with an expense to Salary & Wages of $1,800 to the Company and is reflected in Shareholder’s Equity as an increase of Common Stock of $120 (par at $0.001 times shares issued of 120,000) and Additional Paid in Capital of $1,680.

NOTE 9:  BUSINESS SEGMENT REPORTING

Basis for presentation

Our operating businesses are organized based on the nature of markets and customers. Segment accounting policies are the same as described in Note 1.

Effects of transactions between related companies are eliminated and consist primarily of inter-company transactions and transfers of cash or cash equivalents from corporate to support each business segment’s payroll, inventory sourcing and overall operations when each segment has working capital requirements.

A description of our operating segments as of September 30, 2009 and September 30, 2008, can be found below, and details of segment profit by operating segment can be found in the Summary of Operating Segments table on page “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of this Form S-1 Report.

Powin OEM:

All products are sold in North America and include steel gun safes; outdoor cooking equipment; including Dutch camping ovens and frying skillets; fitness equipment, including treadmills, exercise bikes, weightlifting benches, dumbbell racks, trampolines; plastic products, pontoon boats; and small electronic appliances.

QBF:

All products are sold in North America and include truck, auto parts, pump and valves, machinery parts, pulleys and flywheels, pedestal and frames, cylinder and pistons, crank and crank case, series cast iron made classical vee-pulley and taper bushed, vee-pulleys sprocket and gears, timing wheel, flat belt wheel and roller wheels, cast iron flywheel (dynamic balanced or static balanced), cast iron made hand wheels bearing block, flexible couplings, brake rotors & drums, tie rod and rail wheels, ductile iron cranks, cast iron crank case, cast iron cylinders, cylinder hub.  QBF produces and assembles wind turbines for two major customers. QBF also provides services for welding, precise machining, forming and stamping, cutting, and bending.

Powin Wooden:

All products are sold in North America and include the design, manufacture and sales of cabinets for apartments and condominiums.

Maco:

All products are sold in North America and include bed frames, chests and night stands made of solid alder and pine woods.

Summarized financial information is as follows.

	September 30, 2009
	Powin		Powin
	OEM	QBF	Wooden	Maco	Consolidated
Revenues-Net	$ 27,375,614	$1,331,791	$571,626	$57,712	$29,336,743
Cost of Sales	23,815,620	1,116,522	418,616	79,763	25,430,521
Gross Profit	3,559,994	215,269	153,010	(22,051)	3,906,222
Operating Expense	1,592,660	188,948	47,631	227,348	2,056,587
Other Income	12,189	23,908	-	10,285	46,382
Income (Loss) before Income Tax	$ 1,979,523	$50,229	$105,379	$(239,114)	$1,896,017
Income Tax on Consolidated Income					788,743
Consolidated Net Income					$1,107,274

Inventory	$ 2,019,438	$823,251	$51,957	$398,215	$3,292,861
Property and Equipment - Net	$ 649,604	$455,981	$6,513	$2,020	$1,114,118
	September 30, 2008
	Powin		Powin
	OEM	QBF	Wooden	Maco	Consolidated

Revenues-Net	$ 28,484,812	$1,315,319	$313,926	$25,028	$30,139,085
Cost of Sales	24,577,740	987,381	260,575	104,411	25,930,107
Gross Profit	3,907,072	327,938	53,351	(79,383)	4,208,978
Operating Expense	1,255,424	559,043	70,215	174,407	2,059,089
Other Income (Expense)	13,316	(23,808)	-	946	(9,546)
Income (Loss) before Income Tax	$ 2,664,964	$(254,913)	$(16,864)	$(252,844)	$2,140,343
Income Tax on Consolidated Income					175,705
Consolidated Net Income					$1,964,638

Inventory	$ 1,183,686	$635,893	$56,204	$356,290	$2,232,073
Property and Equipment - Net	$ 942,372	$528,141	$8,277	$3,227	$1,482,017

a)

Revenues from Powin’s businesses include income from the sale of goods and services to its end customers.

b)

Sales from one component to another generally are priced at equivalent commercial selling prices.

c)

Additions to property, plant and equipment include amounts relating to principal businesses purchased.

All of the Company’s revenues are sold to customers located in the United States of America. None of the Company’s sales are located outside of the United States of America.

All of the Company’s Property and Equipment – net is located in the United States of America.

NOTE 11:  RELATED PARTY TRANSACTIONS

The Company paid wages of $180,000 and $66,960 to related parties during the periods ended September 30, 2009 and 2008, respectively. In 2008, the Company’s major Shareholder loaned the Company $109,882. There is no agreement between the Company and its major Shareholder. The obligation is callable at any time and there is not a stated interest rate attached to the obligation. Since, the obligation is callable at any time it is recorded as a current liability to the Company

NOTE 12:  INCOME TAX PROVISION

The Company converted from a Subchapter S to C Corporation on July 8, 2008.  The C Corporation income before income tax as of September 30, 2009 is $1,896,017.

The Company accounts for income taxes under FASB Codification Topic 740-10-25 (“ASC 740-10-25”).  Under ASC 740-10-25, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  Under ASC 740-10-25, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The provision for income taxes for September 30, 2009 and 2008 consists of the following:

Current	2009	2008

Federal	$663,606	$ 147,829
State	125,137	27,876

Provision for Income Taxes	$788,743	$ 175,705

A reconciliation between the U. S. statutory tax rate and the effective rate is as follows:

	2009	2008

Provision for income taxes at U.S. federal statutory rate	35.0%	35.0%-
State and local taxes	6.6%	6.6%

Effective tax rate	41.6%	41.6%

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of
Powin Corporation
Portland, OR

We have audited the accompanying consolidated balance sheets of Powin Corporation as of December 31, 2008 and 2007, and the related consolidated statements of income, stockholders’ equity and comprehensive income, and cash flows for the years ended December 31, 2008 and 2007.  Powin Corporation’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Powin Corporation as of December 31, 2008 and 2007, and the consolidated results of its operations and its cash flows for the years ended December 31, 2008 and 2007 in conformity with accounting principles generally accepted in the United States of America.

/s/ Hawkins Accounting
Hawkins Accounting June 17, 2009
Los Angeles, CA

POWIN CORPORATION

CONSOLIDATED BALANCE SHEETS

As of December 31, 2008 and 2007

ASSETS

2008

2007

CURRENT ASSETS:

Cash

$

1,300,996

$

780,812

Trade Accounts Receivable, Less Allowance

for Doubtful Accounts of $250,000 for

2008 and 2007

7,415,357

7,357,706

Inventories

1,394,291

862,769

Prepaid Expenses

84,278

61,611

Other Receivables

93,745

-

Deferred Tax Asset

184,292

-

Total Current Assets

10,472,959

9,062,898

Property and Equipment – Net

1,358,343

1,084,936

Deposits

8,695

8,695

TOTAL ASSETS

$

11,839,997

$

10,156,529

LIABILITIES AND STOCKHOLDER’S EQUITY

CURRENT LIABILITIES:

Lines of Credit

$

1,106,700

$

488,770

Trade Accounts Payable

5,068,683

6,338,581

Stockholder Loans

109,882

-

Accrued Payroll and Other Accrued Expenses

314,337

279,388

Total Current Liabilities

6,599,602

7,106,739

STOCKHOLDER’S EQUITY:

Preferred Stock, $100 Par Value, 4,142 an 0 Shares Issued and

Outstanding at December 31, 2008 and 2007, respectively

414,200

---

Common Stock, $0.001 Par Value, 600,000,000 Shares

Authorized; 158,595,099 and 150,000,000 Shares Issued and

            Outstanding at December 31, 2008 and 2007, respectively

158,595

150,000

Additional Paid-in Capital

8,902,891

110,000

Retained Earnings

(4,235,291)

2,789,790

Total Stockholder’s Equity

5,240,395

3,049,790

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY

$

11,839,997

$

10,156,529

The Accompanying Notes Are an Integral Part of These Financial Statements

POWIN CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

For the Years Ended December 31, 2008, 2007 and 2006

2008

2007

2006

REVENUE:

Sales – Net

$

41,041,821

$

45,031,808

$

51,584,670

Cost of Sales

34,806,468

40,159,586

46,613,499

GROSS PROFIT

6,235,353

4,872,222

4,971,171

OPERATING EXPENSES:

Salaries and Wages

2,114,152

2,675,208

1,767,158

Payroll Taxes

188,399

164,726

121,149

Depreciation Expense

277,456

226,329

154,733

Rent

319,620

217,345

157,612

Telephone

32,298

19,726

15,184

Utilities

54,536

51,218

34,061

Office Insurance

62,605

30,636

22,642

Office Expense

24,944

28,070

13,816

Legal & Professional

123,860

5,402

2,488

Advertising

25,732

28,374

870

Legal Expense

44,994

25,477

11,180

Bad Debt

66,744

110,024

61,939

Miscellaneous Expense

27

16,997

3,192

Repairs & Maintenance – Equipment

60,635

58,273

31,219

Licenses & Permits

4,204

767

310

Education/Training

2,885

2,251

1,537

Subcontractors

84,489

1,082

(8,694)

Supplies

104,492

26,571

11,409

Hand Tools

673

1,507

914

Shop Laundry Service

3,647

1,907

917

Abandonment of Inventory

16,384

---

---

Abandonment of Fixed Assets

191,344

---

---

Obsolete Inventory

481,653

---

---

General & Administrative

621,500

476,324

729,176

General and Administrative Expenses

4,907,273

4,168,214

3,132,810

INCOME FROM OPERATIONS

1,328,080

704,008

1,838,361

OTHER INCOME (EXPENSE):

Loss on Disposal of Assets

---

---

(996)

Loss on Impairment of Goodwill

---

---

(339,100)

Interest – Net

(32,882)

39,708

62,627

Miscellaneous

26,769

(1,451)

267,245

Merger Consulting Service

(47,250)

---

---

Total Other Income (Expense)

(53,363)

38,257

(10,224)

INCOME BEFORE PROVISION FOR INCOME TAX

$

1,274,717

$

742,265

$

1,828,137

The Accompanying Notes Are an Integral Part of These Financial Statements

POWIN CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

For the Years Ended December 31, 2008, 2007 and 2006

	2008	2007	2006

Income Tax Benefit	184,292	-	-

NET INCOME	$1,459,009	$742,265	$1,828,137

EARNINGS PER SHARE	$0.01	$0.00	$0.01

WEIGHTED AVERAGE SHARES	153,909,004	150,000,000	150,000,000

The Accompanying Notes Are an Integral Part of These Financial Statements

POWIN CORPORATION

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

For the Year Ended December 31, 2008, 2007 and 2006

					Additional		Total
	Preferred Stock		Common Stock		Paid-in	Retained	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Earnings	Equity
Balance at 12/31/2006	-	-	150,000,000	150,000	110,000	4,896,999	5,156,999
Distributions	-	-	-	-	-	(2,849,474)	(2,849,474)
Net Income	-	-	-	-	-	742,265	742,265
Balance at 12/31/2007	-	-	150,000,000	150,000	110,000	2,789,790	3,049,790
Shares effectively issued to former
Exact shareholders as of the
date of the recapitalization	4,142	414,200	5,445,099	5,445	7,031,066	(6,766,365)	684,346
Shares Issued for Service	-	-	3,150,000	3,150	44,100	-	47,250
From Sub-Chapter S to C Corp	-	-	-	-	1,717,725	(1,717,725)	-
Net Income	-	-	-	-	-	1,459,009	1,459,009
Balance at 12/31/2008	4,142	414,200	158,595,099	158,595	8,902,891	(4,235,291)	5,240,395

The Accompanying Notes Are an Integral Part of These Financial Statements

POWIN CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Years December 31, 2008, 2007 and 2006

2008

2007

2006

CASH FLOW FROM OPERATING ACTIVITIES:

Net Income

$

1,459,009

$

742,265

$

1,828,137

Adjustments to Reconcile Net Income to Net Cash

Provided by (Used in) Operating Activities:

Depreciation and Amortization

272,421

226,329

---

Loss on Sale of Assets

---

---

996

Shares Issued for Service

47,250

---

---

Abandonment of Inventory

16,384

---

---

Abandonment of Fixed Assets

191,344

---

---

Obsolete Inventory

481,653

---

---

Provision for Income Taxes

(184,292)

---

---

Changes in Operating Assets and Liabilities:

Trade Accounts Receivable

(57,651)

9,293,366

1,424,356

Other Receivables

(93,745)

---

965,817

Inventories

(531,521)

(240,937)

(143,122)

Prepaid Expenses

(22,667)

(30,184)

(36,347)

Trade Accounts Payable

(1,269,898)

(10,926,796)

(372,594)

Accrued Payroll and Other Accrued Expenses

34,948

(51,983)

(265,091)

Total Cash Flow from Operating Activities

343,235

(987,940)

3,556,885

CASH USED ININVESTING ACTIVITIES:

Capital Expenditures

(550,863)

(84,545)

(1,369,035)

Proceeds from Sale of Assets

---

---

3,500

Total Cash Used in Investing Activities

(550,863)

(84,545)

(1,365,535)

CASH FLOW FROM (USED IN) FINANCING ACTIVITIES:

Net Borrowings Under Line-of-Credit Agreements

617,930

297,000

191,770

Net Borrowing from Stockholder

109,882

---

---

Stockholder Distributions

---

(2,849,474)

(637,232)

Total Cash Flow from (used in) Financing Activities

727,812

(2,552,474)

(445,462)

NET INCREASE (DECREASE) IN CASH

520,184

(3,624,959)

1,745,888

CASH AT BEGINNING OF YEAR

780,812

4,405,771

2,659,883

CASH AT END OF YEAR

$

1,300,996

$

780,812

$

4,405,771

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Interest Paid

$

37,799

$

26,052

$

7,015

The Accompanying Notes Are an Integral Part of These Financial Statements

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

Powin Corporation (the “Company”) has various relationships with manufactures in China to manufacture a variety of products for distributors in the United States of America.  The Company’s client base includes distributors in the transportation, medical, sports, camping, fitness, packaging and furniture industries.  Operations outside the United States of America are subject to risks inherent in operating under different legal systems and various political and economic environments.  Among the risks are changes in existing tax laws, possible limitations on foreign investment and income repatriation, government price or foreign exchange controls, and restrictions on currency exchange. Net assets of foreign operations accounted for less than 1 percent of total net assets in 2008 and 2007.

In April 2006 the Company purchased the equipment of Quality Bending and Fabrication, LLC (QBF) in exchange for $1,500,750 in cash.  The acquisition of QBF expands the Company’s operations and future growth.

In October 2007 the Company purchased the equipment of Maco Wood products, Inc. in exchange for $11,200 in cash.  The acquisition of Maco Wood Products expands the Company’s operations and growth.  Assets obtained from this acquisition are being used by the Company’s wholly-owned subsidiary, Powin Wooden Product Service, Inc.

On July 8, 2008 Powin’s shareholder approved an agreement with Exact Identification Corporation whereby it was agreed that the Company would merge with and into Exact Identification Corporation (the “Merger”) in order to combine efforts and maximize company growth.  Immediately prior to the Merger, Exact was considered a shell company, although the company had sustained operations for over a dozen years prior to ceasing operations early in the decade. July 8, 2008 is the official date the reverse recapitalization was consummated.  The Articles of Merger were filed with the State of Nevada on August 21, 2008.  As a result of this transaction, the Company has merged with and into Exact Identification Corporation.  A name change was also filed in connection with the Articles of Merger on August 21, 2008, and the combined entity is now referred to as “Powin Corporation.”  Immediately prior to the Merger, Exact underwent a 1:25 reverse stock split, bringing the number of shares outstanding in Exact to 5,223,027.  Pursuant to the Merger, Joseph Lu (the sole shareholder of Powin prior to the Merger) received 150,000,000 shares of the Company’s common stock in exchange for 1,000 shares of Powin’s no-par value stock.  The combination of Exact ID and Powin was classified for accounting purposes as a reverse merger with Powin acting as the acquirer.  Then Powin merged into Exact ID and Exact’s shares were then retained by Joseph Lu as consideration for the merger

Due to the consummation, the Company is no longer an S-Corporation; therefore the company’s future earnings will be subject to Federal income tax.

For accounting purposes, Powin Corporation is the acquiring entity.  The historical financial statements prior to December 31, 2008 are those of Powin Corporation.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Powin Corporation and its wholly-owned subsidiaries, Quality Bending and Fabrication, LLC (QBF) and Powin Wooden Product Service, Inc.  All intercompany accounts and transactions have been eliminated in consolidation.

Cash and Cash Equivalents

The Company considers all highly liquid temporary cash investments with an original maturity of three months or less to be cash equivalents.  At December 31, 2009 and 2008, respectively, the Company had no cash equivalents.

Trade Accounts Receivable

Trade accounts receivable are carried at their estimated collectible amounts.  Trade credit is generally extended on a short-term basis; thus, trade accounts receivable do not bear interest.  Trade accounts receivable are periodically evaluated for collectability based on past credit history with customers and their current financial condition.  Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to trade accounts receivable.

The balance of allowance for doubtful accounts was $250,000 at December 31, 2008 and 2007.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 1:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

A roll forward table for the allowance of doubtful accounts is presented here:

Year

Balance – Allowance for Doubtful Accounts

2008

$250,000.00

2007

$250,000.00

2006

$250,000.00

Inventories

Inventory consists of parts and equipment including electronic parts and components, furniture, rubber products, plastic products and exercise equipment and is valued at the lower of cost (first-in, first-out method) or market.

Property and Equipment

Property and equipment are carried at cost less accumulated depreciation and amortization.  For financial reporting and income tax purposes, the costs of property and equipment are depreciated and amortized over the estimated useful lives of the assets, ranging from three to seven years, using principally the straight-line method for financial reporting purposes and an accelerated method for income tax purposes.  Costs associated with repair and maintenance of property and equipment are expensed as incurred.  Changes in circumstances, such as technological advances, changes to the Company’s business model or capital strategy could result in actual useful lives differing from the Company’s estimates.  In those cases where the Company determines that the useful life of property and equipment should be shortened, the Company would depreciate the asset over its revised remaining useful life thereby increasing depreciation expense.

Impairment of Long-Lived Assets

Long-lived assets must be reviewed for impairment whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable. If the cost basis of a long-lived asset is greater than the projected future undiscounted net cash flows from such asset, an impairment loss is recognized. Impairment losses are calculated as the difference between the cost basis of an asset and its estimated fair value. No impairment losses were recognized during the reporting period ended. The Company has periodically reviews the assets related to our business segment QBF to ensure that given its underutilization and losses incurred to date that the assets are appropriately valued as of the reporting period ended. The Company reviews the replacement cost of its assets for this segment to ensure that they are appropriately valued. Additionally, management is in process of securing additional new revenue sources for the segment and believes that the underutilization of the segment and losses will be reduced in the next twelve months.

Revenue Recognition

Revenue is recognized when persuasive evidence of an arrangement exists, the fees are fixed or determinable, the product or service has been delivered and collectability is reasonably assured.  The Company considers the terms of each arrangement to determine the appropriate accounting treatment.  Amounts billed to customers for freight and shipping are classified as revenue. The Company will recognize revenue on arrangements in accordance with FASB ASC No. 605, “Revenue Recognition”.  In all cases, revenue is recognized only when the price is fixed and determinable, persuasive evidence of an arrangement exists, the service is performed and collectability of the resulting receivable is reasonably assured. Most of the Company’s products are imported from China and shipped direct to the customer ether FOB Port of Origin or FOB Shipping Destination U.S.  If the product is shipped FOB Port of Origin revenue is recognized at time of delivery to the China shipping doc, the proper bills-of-lading have been signed by the customer’s agent and delivered to the Company’s representative in China, the order is deemed complete and ownership has passed to the customer.  For product shipped FOB Shipping Destination U.S., revenue is recognized when product is off-loaded at the U.S. Port of Entry and delivered to the customer, all delivery documents have been signed by the  receiving customer, the order is deemed complete and ownership has passed to the customer.  For product shipped directly to the Company’s warehouse or manufactured by the Company in the U.S. then shipped to the customer, revenue is recognized at time of shipment as it is determined that ownership has passed to the customer at shipment.   The Company considers the terms of each arrangement to determine the appropriate accounting treatment.  Amounts billed to customers for freight and shipping is classified as revenue.

Cost of Goods Sold

Cost of goods sold includes cost of inventory sold during the period, net of discounts and allowances, freight and shipping costs, warranty and rework costs, and sales tax.  Warranty costs consist of back charges from parts failing within the warranty period.  To date, back charges are estimated to be less than 0.5% of revenues.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 1:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Advertising

The Company expenses the cost of advertising as it is incurred.  In 2008 the amount charged to advertising expense was $25,732, $28,374 in 2007, and $870 in 2006.

Income Taxes

Prior to July 8, 2008, the Company had elected under the Internal Revenue Code to be an S Corporation.  In lieu of corporation income taxes, the stockholder of an S Corporation is taxed on his proportionate share of the Company’s taxable income.  Due to the merger on July 8, 2008, the Company is now subject to Federal income tax.

Use of Estimates

The process of preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues and expenses.  Management of the Company has made certain estimates and assumptions regarding the market value of various items of inventories, the carrying amount of investments, and the collectability of accounts receivable.  Such estimates and assumptions primarily relate to unsettled transactions and events as of the date of the financial statements.  Accordingly, upon settlement, actual results may differ from estimated amounts.

Earnings Per Share

Statement of Financial Accounting Standards No. 128, “Earnings per Share”, requires presentation of basic earnings per share (Basic EPS) and diluted earnings per share (Diluted EPS).  Basic earnings per share is calculated using the weighted-average number of common shares outstanding during each reporting period. Diluted earnings per share includes potentially dilutive securities such as outstanding options and warrants, using various methods such as the treasury stock or modified treasury stock method in the determination of dilutive shares outstanding during each reporting period.

Fair Value Estimates

The fair value of an asset or liability is the amount at which it could be exchanged or settled in a current transaction between willing parties.  The carrying values for cash and cash equivalents, current and noncurrent marketable securities, restricted investments, accounts receivable and accrued liabilities and other current assets and liabilities approximate their fair value due to their short maturities.

Stock for Services

The Company is in compliance with FASB123R and records the expense of stock for services at the fair market value at the date of grant at the close of business.

NOTE 2:  RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51” (“SFAS No. 160”). SFAS 160 requires companies with noncontrolling interests to disclose such interests clearly as a portion of equity but separate from the parent’s equity. The noncontrolling interest’s portion of net income must also be clearly presented on the Income Statement. SFAS 160 is effective for financial statements issued for fiscals years beginning after December 15, 2008 and will be adopted by the Company in the first quarter of fiscal year 2009. The Company does not expect that the adoption of SFAS 160 will have a material impact on its financial position.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 2:  RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS (CONTINUED)

In March 2008, the FASB issued SFAS No. 161, "Disclosures about Derivative Instruments and Hedging Activities - an amendment of FASB Statement No. 133," as amended and interpreted, which requires enhanced disclosures about an entity's derivative and hedging activities and thereby improves the transparency of financial reporting.  Disclosing the fair values of derivative instruments and their gains and losses in a tabular format provides a more complete picture of the location in an entity's financial statements of both the derivative positions existing at period end and the effect of using derivatives during the reporting period.  Entities are required to provide enhanced disclosures about: (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity's financial position, financial performance, and cash flows.  SFAS No. 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008.  Early adoption is permitted.  The Company does not expect that the adoption of SFAS No. 161 will have a material impact on its financial position.

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles.” SFAS No. 162 identifies the sources of accounting principles and provides entities with a framework for selecting the principles used in preparation of financial statements that are presented in conformity with GAAP. The current GAAP hierarchy has been criticized because it is directed to the auditor rather than the entity, it is complex, and it ranks FASB Statements of Financial Accounting Concepts, which are subject to the same level of due process as FASB Statements of Financial Accounting Standards, below industry practices that are widely recognized as generally accepted but that are not subject to due process. The Board believes the GAAP hierarchy should be directed to entities because it is the entity (not its auditors) that is responsible for selecting accounting principles for financial statements that are presented in conformity with GAAP. The adoption of FASB 162 is not expected to have a material impact on the Company’s financial position.

In May 2008, the FASB issued SFAS No. 163, “Accounting for Financial Guarantee Insurance Contracts-an interpretation of FASB Statement No. 60.” Diversity exists in practice in accounting for financial guarantee insurance contracts by insurance enterprises under FASB Statement No. 60, Accounting and Reporting by Insurance Enterprises. This results in inconsistencies in the recognition and measurement of claim liabilities. This Statement requires that an insurance enterprise recognize a claim liability prior to an event of default (insured event) when there is evidence that credit deterioration has occurred in an insured financial obligation. This Statement requires expanded disclosures about financial guarantee insurance contracts. The accounting and disclosure requirements of the Statement will improve the quality of information provided to users of financial statements. The adoption of FASB 163 is not expected to have a material impact on the Company’s financial position.

In June 2008, the FASB issued FASB SP EITF 03-6-1, "Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities."  SP EITF 03-6-1 addresses whether instruments granted in share-based payment transactions are participating securities prior to vesting, and therefore need to be included in the computation of earnings per share under the two-class method as described in SFAS No. 128, "Earnings per Share."  SP EITF 03-6-1 is effective for financial statements issued for fiscal years beginning on or after December 15, 2008 and earlier adoption is prohibited.  The Company is required to adopt SP EITF 03-6-1 in the first quarter of 2009 and does not expect SP EITF 03-6-1 to have a material impact on the Company’s financial position.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 3:  CONCENTRATIONS OF CREDIT RISK

As of December 31, 2008, three customers accounted for 77 percent of the Company’s trade receivables (85 percent in 2007).  In 2008 the Company purchased a substantial portion of its supplies and raw materials from three suppliers which accounted for approximately 72 percent of total purchases (four vendors accounted for 81 percent in 2007).  Trade accounts receivable past due over 90 days at December 31, 2008 and 2007 were $1,214,113 and $2,662,364, respectively.  Management does not normally require collateral for trade accounts receivable.

The Company places its cash with high credit quality financial institutions but retains a certain amount of exposure as cash is held primarily with one financial institution and deposits are only insured to the Federal Deposit Insurance Corporation limit of $250,000.  The Company also maintains cash balances in money market funds.

The Company maintains its cash in bank accounts which, at times, may exceed federally insured limits.  The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk.

NOTE 4:  INVENTORIES

Inventories consist of the following at December 31:

2008

2007

Raw Materials

$

154,912

$

58,732

Work in Process

37,724

14,877

Finished Goods

1,202,922

789,160

$

1,395,558

$

862,769

NOTE 5:  PROPERTY AND EQUIPMENT

Property and equipment consist of the following at December 31:

2008

2007

Furniture and Fixtures

$

6,772

$

4,707

Vehicles

92,423

64,415

Equipment

1,912,159

1,392,645

Computers

22,198

20,922

2,033,552

1,482,689

Accumulated Depreciation and Amortization

(675,209)

(397,753)

Property and Equipment – Net

$

1,358,343

$

1,084,936

Depreciation and amortization of property and equipment charged to operations was $277,456 for 2008, $226,329 for 2007, and $154,733 for 2006.

The estimated useful lives of the Company’s property and equipment are as follows:

Building

39 years

Manufacturing Equipment

7-15 years

Office Equipment & Computers

3-5 years

Autos

5-7 years

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 6:  BANK LINES OF CREDIT

The Company and its subsidiary, QBF, have short-term lines of credit with a bank with maximum borrowings available of $1,600,000 and $650,000, respectively, at December 31, 2008 and 2007.  The lines of credit are secured by all receivables, inventory, and equipment and are guaranteed by the stockholder.  Interest is at the rate of 5 percent for the Company and 5 percent for QBF at December 31, 2008, and at a rate of 8.25 percent for the Company and 5 percent for QBF at December 31, 2007.  Balances outstanding at December 31, 2008 and 2007 were $1,106,700 and $488,770, respectively.

The Company’s lines of credit are subject to standard covenants related to financial ratios, outstanding notes, receivables and cash flow.   QBF was not in compliance with the negative covenants at December 31, 2008 and 2007, which state the Company will not loan, invest in or advance money or assets to any other person, enterprise or entity.   Due to a loan by Powin to its subsidiary (which may have violated the terms of the line of credit), the Company sought an opinion letter and waiver from the lender on August 26, 2009 clarifying this issued. The Company received a letter from the lender stating that the “companies have performed as agreed and the companies are not in violation of covenants with the bank that are referenced in the business loan agreement. The bank deems both companies in good standing and overall performance since credit facilities were established with the bank.”

NOTE 7:  OPERATING LEASES

The Company conducts its operations from leased facilities.  The facilities lease requires the Company to pay utilities and calls for a periodic adjustment to the minimum rental payments.  This lease will expire in March 2009.  The Company has also entered into a lease agreement for additional storage space.  The storage space lease calls for a periodic adjustment to the minimum rental payments.  This lease will expire in November 2010.

Minimum future rental payments under non-cancelable operating leases having remaining terms in excess of one year as of December 31, 2007 are as follows:

Years Ending

December 31,

Amount

2009

$

84,108

2010

9,400

     $             93,508

The Company’s lease for Powin Wooden is on a month-to-month basis.  The Company’s lease for QBF expires on August 31, 2008, but the lease has been renewed for one year.

Total rental expense for all operating leases aggregated $306,100 for 2008 and $217,345 for 2007.

NOTE 8:  CAPITAL STOCK

In December 2008, the Company issued 3,150,000 shares of stock to compensate two consulting firms for their work, with an expense of $47,250 to the Company.

NOTE 9:  ADJUSTMENT TO RETAINED EARNINGS

The Company changed from “S” Corporation status to “C” Corporation status as of July 2008.  In accordance with SAB Topic 4:B, the Company reclassified $1,717,725 undistributed income up to June 30, 2008 to additional paid in capital for the period ended December 31, 2008.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 10:  BUSINESS SEGMENT REPORTING

Basis for presentation

Our operating businesses are organized based on the nature of markets and customers. Segment accounting policies are the same as described in Note 1.

Effects of transactions between related companies are eliminated and consist primarily of inter-company transactions and transfers of cash or cash equivalents from corporate to support each business segment’s payroll, inventory sourcing and overall operations when each segment has working capital requirements.

A description of our operating segments as of December 31, 2008, December 31, 2007 and December 31, 2006, can be found below, and details of segment profit by operating segment can be found in the Summary of Operating Segments table on page “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of this Form S-1 Report.

Powin OEM:

All products are sold in North America and include steel gun safes; outdoor cooking equipment; including dutch camping ovens and frying skillets; fitness equipment, including treadmills, exercise bikes, weightlifting benches, dumbbell racks, trampolines; plastic products, pontoon boats; and small electronic appliances.

QBF:

All products are sold in North America and include truck, auto parts, pump and valves, machinery parts, pulleys and flywheels, pedestal and frames, cylinder and pistons, crank and crank case, series cast iron made classical vee-pulley and taper bushed, vee-pulleys sprocket and gears, timing wheel, flat belt wheel and roller wheels, cast iron flywheel (dynamic balanced or static balanced), cast iron made hand wheels bearing block, flexible couplings, brake rotors & drums, tie rod and rail wheels, ductile iron cranks, cast iron crank case, cast iron cylinders, cylinder hub.  QBF produces and assembles wind turbines for two major customers. QBF also provides services for welding, precise machining, forming and stamping, cutting, and bending.

Powin Wooden:

All products are sold in North America and include the design, manufacture and sales of cabinets for apartments and condominiums.

Maco:

All products are sold in North America and include bed frames, chests and night stands made of solid alder and pine woods.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 10:  BUSINESS SEGMENT REPORTING (continued)

Summarized financial information for December 31, 2008 is as follows:

Powin

Powin

Wood

OEM

QBF

Products

Sales

$

38,499,891

$

2,052,810

$

422,373

Cost of Sales

(33,226,291)

(1,195,071)

(317,292)

Gross Profit

5,273,600

857,739

105,081

Operating Expenses

(2,853,996)

(1,065,862)

(78,880)

Other Income

20,449

(31,099)

---

Net Income

$

2,440,053

$

(239,222)

$

26,201

Inventory

$

540,870

$

406,818

$

48,329

Property and Equipment – Net

$

815,475

$

531,991

$

7,836

Maco

Wood

Corporate &

Products

Eliminations

Consolidated

Sales

$

66,747

$

---

$

41,041,821

Cost of Sales

(67,814)

---

(34,806,468)

Gross Profit

(1,067)

---

6,235,353

Operating Expenses

(221,054)

(687,481)

(4,907,273)

Other Income

1,411

(44,114)

(53,363)

Net Income

$

(220,710)

$

(731,595)

$

1,274,717

Inventory

$

398,272

$

---

$

1,394,291

Property and Equipment – Net

$

3,041

$

---

$

1,358,343

Summarized financial information for December 31, 2007 is as follows:

Powin OEM                  QBF         Powin Wood Products     Consolidated

Sales – Net

$

43,846,511

$

1,050,970

$

134,327

$

45,031,808

Cost of Sales

(39,327,978)

(723,469)

(108,139)

(40,159,586)

Gross Profit

4,518,533

327,501

26,188

4,872,222

Operating Expenses

(3,483,185)

(654,563)

(30,466)

(4,168,214)

Other Income

66,471

(25,979)

(2,235)

38,257

Net Income

$

1,101,819

$

(353,041)

$

(6,513)

$

742,265

Inventory

$

678,561

$

178,410

$

5,799

$

862,770

Property and

Equipment – Net

$

1,012,861

$

71,055

$

1,020

$

1,084,936

Summarized financial information for December 31, 2006 is as follows:

                                                                                                Powin OEM                      QBF                    Total

Sales – Net

$

(50,458,217)

$

(1,126,453)

$

(51,584,670)

Cost of Sales

46,055,187

558,312

46,613,499

Gross Profit

(4,403,030)

(568,141)

(4,971,171)

Operating Expenses

2,495,299

637,511

3,132,810

Other Income

11,963

(1,739)

10,224

Net Income

$

(1,895,768)

$

67,631

$

(1,828,137)

Inventory

450,781

171,051

621,832

Property and Equipment – Net

1,161,805

64,915

1,226,720

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 10:  BUSINESS SEGMENT REPORTING (Continued)

a.) Revenues from Powin’s businesses include income from the sale of goods and services to its end customers.

b.)

Sales from one component to another generally are priced at equivalent commercial selling prices.

      c.) Additions to property, plant and equipment include amounts relating to principal businesses purchased.

All of the Company’s revenues are sold to customers located in the United States of America. None of the Company’s sales are located outside of the United States of America.

All of the Company’s Property and Equipment – net is located in the United States of America.

NOTE 11:  RELATED PARTY TRANSACTIONS

The Company has made certain payments to the sole shareholder during the years ended December 31, 2008, 2007 and 2006.  Shareholder wages of $735,660, $1,644,280 and $752,812 were paid in 2008, 2007 and 2006, respectively.  The Company also made distributions to the shareholder in the amount of $0, $2,849,474 and $637,232 in 2008, 2007 and 2006, respectively.  In 2008, Shareholder loaned the Company $109,882. There is no agreement between the Company and its major Shareholder. The obligation is callable at any time and there is not a stated interest rate attached to the obligation. Since, the obligation is callable at any time it is recorded as a current liability to the Company.

NOTE 12:  LOSS ON IMPAIRMENT OF GOODWILL

In 2006 the Company purchased Quality Bending and Fabrication, LLC (QBF).  A portion of the purchase price, $339,100, was allocated to Goodwill.  We cannot directly attribute a revenue stream to goodwill; therefore, we have written off the entire $339,100 to Loss on Impairment of Goodwill.

NOTE 13: INCOME TAX PROVISION

The Company converted from a Subchapter S to C Corporation on July 8, 2008.  Net profits of the S Corporation as of July 7, 2008 are $1,717,725.  The C Corporation had net losses for the period July 8 through December 31, 2008 equal $443,008.  The company generated tax losses because of the conversion to a C Corporation starting July 8, 2008 through December 31, 2008 from an S Corporation.  Prior to that conversion, the earning of the Company and taxes were being reported on the personal earning and tax reports of the sole shareholder of the Company.  The C Corporation filled a stub-year tax return to report and file the net losses and tax related to the period July 8, 2008 through December 31, 2008, and also taking advantage of the NOLs received in its merger into EXACT Corporation.

The provision for income taxes for the period July 8 through December 31, 2008 consisted of the following:

Current

2008

Federal

$

(155,053)

State

(29,239)

Income Taxes Benefit

$

(184,292)

A reconciliation between the U. S. statutory tax rate and the effective rate is as follows:

2008

Provision for income taxes at U.S. federal statutory rate

35.0%

State and local taxes

            6.6%

Effective tax rate

            41.6%

Powin Corporation

30,091,869 SHARES OF COMMON STOCK

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES WHETHER OR NOT PARTICIPATING IN THIS OFFERING MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

PART II

 INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Securities and Exchange Commission registration fee	$167.08
Transfer Agent Fees	8,275.80
Accounting fees and expenses	134,500.00
Legal fees and expenses	20,000.00
Blue Sky fees and expenses	-
Miscellaneous	-
Total	$162,942.88

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above.

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

The only statue, charter provision, by-law, contract, or other arrangement under which any controlling person, director or officers of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

Our certificate of incorporation limits the liability of our directors and officers to the maximum extent permitted by Nevada law. Nevada law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for: (i) breach of the directors’ duty of loyalty; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) the unlawful payment of a dividend or unlawful stock purchase or redemption, and (iv) any transaction from which the director derives an improper personal benefit.  Nevada law does not permit a corporation to eliminate a director’s duty of care, and this provision of our certificate of incorporation has no effect on the availability of equitable remedies, such as injunction or rescission, based upon a director’s breach of the duty of care.

The effect of the foregoing is to require us to indemnify our officers and directors for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. We also maintain officers’ and directors’ liability insurance coverage.

Insofar as indemnification for liabilities may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

None.

ITEM 16. EXHIBITS.

Exhibit No.	Description
2.1	Articles of Merger and Plan of Reorganization between Powin Corporation and Exact Identification Corporation as filed with the State of Nevada on August 22, 2008
3.1	Omitted
3.2	Omitted
3.3	Articles of Incorporation of the Company (formerly known as Global Technology, Inc.)
3.4	Articles of Amendment for Global Technology, Inc.
3.5	Bylaws of Advanced Precision Technology, Inc.
3.6	Articles of Amendment Advanced Precision Technology, Inc.
3.7	Certificate of Amendment of U.V. Color, Incorporated
3.8	Amended and Restated Articles of Incorporation of Powin Corporation
3.9	Amended and Restated Bylaws of Powin Corporation
4.1	Form of Warrant A
4.2	Form of Warrant B
4.3	Extensions of Warrant A and Warrant B
4.4	Omitted
4.5	Omitted
5.1	Opinion of Vincent & Rees, L.C.
10.1	Lease Update for Tri County Industrial Park Building #12
10.2	Lease Update for Tri County Industrial Park Building #16
10.3	Lease for Sandburg Road Property
10.4	Lease for Powin Center
10.5	Lease for Tualatin Property
10.6	Employment Agreement for Joseph Lu
10.7	Employment Agreement for Xaixiang Fred Liu
10.8	Employment Agreement for Jingshang “Jeanne” Liu
10.9	Business Loan Agreement and Amendment between Powin Corporation and Sterling Savings Bank
10.10	Business Loan Agreement and Amendment between QBF, Inc. and Sterling Savings Bank
10.11	Lease for Property used by QBF, Inc.
10.12	Employment Agreement for Ronald Horne
10.13	Written Summary of Oral Contracts
10.14	Letter from Sterling Savings Bank dated August 26, 2009 regarding compliance with Business Loan Agreements
14.1	Code of Ethics
16.1	Letter from R.R. Hawkins and Associates International, PSC
21.1	Omitted
21.2	List of Subsidiaries
23.1	Consent from Independent Auditor
99.1	Registration for QBF, Inc.

All of the above listed exhibits (with the exception of exhibits 3.9, 5.1, 10.1 4 , 16.1 and 23.1 filed herewith) were filed with Amendment No 2 on Form S-1 on December 8, 2009

ITEM 17. UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”).

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the change in volume and price represents no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) to include any additional or changed material information with respect to the plan of distribution.

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

            (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   that, for the purpose of determining liability under the Securities Act to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions of its Certificate of Incorporation, By-Laws, the General Corporation Law of the State of Nevada or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Tigard, Oregon, on the  25 day of February , 2010.

Powin Corporation

By:	/s/ Joseph Lu
Joseph Lu
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated

February 25 , 2010

/s/ Joseph Lu

Joseph Lu

Chief Executive Officer and Director

February 25 , 2010

/s/ Ronald Horne

Ronald Horne

Chief Financial and Accounting Officer

February 25 , 2010

/s/ Zaixiang Liu

Zaixiang Liu

Director

INDEX TO EXHIBITS

Exhibit No.	Description
2.1	Articles of Merger and Plan of Reorganization between Powin Corporation and Exact Identification Corporation as filed with the State of Nevada on August 22, 2008
3.1	Omitted
3.2	Omitted
3.3	Articles of Incorporation of the Company (formerly known as Global Technology, Inc.)
3.4	Articles of Amendment for Global Technology, Inc.
3.5	Bylaws of Advanced Precision Technology, Inc.
3.6	Articles of Amendment Advanced Precision Technology, Inc.
3.7	Certificate of Amendment of U.V. Color, Incorporated
3.8	Amended and Restated Articles of Incorporation of Powin Corporation
3.9	Amended and Restated Bylaws of Powin Corporation
4.1	Form of Warrant A
4.2	Form of Warrant B
4.3	Extensions of Warrant A and Warrant B
4.4	Omitted
4.5	Omitted
5.1	Opinion of Vincent & Rees, L.C.
10.1	Lease Update for Tri County Industrial Park Building #12
10.2	Lease Update for Tri County Industrial Park Building #16
10.3	Lease for Sandburg Road Property
10.4	Lease for Powin Center
10.5	Lease for Tualatin Property
10.6	Employment Agreement for Joseph Lu
10.7	Employment Agreement for Xaixiang Fred Liu
10.8	Employment Agreement for Jingshang “Jeanne” Liu
10.9	Business Loan Agreement and Amendment between Powin Corporation and Sterling Savings Bank
10.10	Business Loan Agreement and Amendment between QBF, Inc. and Sterling Savings Bank
10.11	Lease for Property used by QBF, Inc.
10.12	Employment Agreement for Ronald Horne
10.13	Summary of Oral Contracts
10.14	Letter of Waiver from Sterling Savings Bank regarding Business Loan Agreements
14.1	Code of Ethics
16.1	Letter from R.R. Hawkins and Associates International, PSC
21.1	Omitted
21.2	List of Subsidiaries
23.1	Consent from Independent Auditor
99.1	Registration for QBF, Inc.

All of the above listed exhibits (with the exception of exhibits 3.9, 5.1, 10.14 , 16.1 and 23.1 filed herewith) were filed with Amendment No 2 on Form S-1 on December 8, 2009